                      SHARE PURCHASE AND SHAREHOLDERS AGREEMENT

This Share Purchase and Shareholders Agreement (this "AGREEMENT") is entered into as of the 4th day of July, 1996, by and among APTEL LTD., Israeli company no. 51-186956-2, of 1 Ha'amanut Street, Netanya 42160, Fax: 09-851189 (the
"COMPANY"), the persons whose names and addresses appear on EXHIBIT A hereto (collectively, the "EXISTING SHAREHOLDERS"), and D.S.P. SEMICONDUCTORS LTD., a company incorporated under the laws of the State of Israel and having its principal offices at 13 Gush Etzion Street, Givat Shmuel, Israel, Fax: 03-5323220 (the "PURCHASER").


Whereas Purchaser desires to make an investment in the Company and the Company is interested in raising capital by selling shares to the Purchaser; and
Whereas the parties wish to set forth herein the terms and conditions of their mutual agreements in connection therewith.


NOW, THEREFORE, in consideration of the mutual promises and covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.    INTERPRETATION; DEFINITIONS.

      1.1   The Recitals and Exhibits hereto consist an integral part hereof.

      1.2 The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      1.3   In this Agreement, unless the context otherwise requires:

            1.3.1   "CORPORATE DOCUMENTS" means the Company's Memorandum of

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                    Association and Articles of Association.

            1.3.2 "INTERESTED PARTY" means any (i) director, office holder or shareholder of the Company, (ii) any Person which is a director, office holder or shareholder in any of the above, (iii) any Person which directly, or indirectly through one or more intermediaries, "Controls", or is Controlled by, or is under common Control with, any of the above, or (iv) any "Family Member" of any of the above (the capitalized terms herein shall have the meanings ascribed to them in the Israeli Securities Law of 1968).

            1.3.3 "LIENS" means mortgages, liens, pledges, charges, security interests, or other claims or encumbrances of any kind whatsoever.

            1.3.4 "ORDINARY SHARES" means the Ordinary Shares of the Company NIS 1 par value, and, after the Closing (as defined below) and the split contemplated in connection therewith, the Ordinary Shares of the Company NIS 0.05 par value.

            1.3.5 "PERSON" means an individual, corporation, partnership, joint venture, trust or unincorporated organization.

            1.3.6 "RRE" means the official representative rate of exchange of the US$ as published by the Bank of Israel and known at the time of payment or calculation under this Agreement.

            1.3.7 "DSP" means DSP Group, Inc., a company incorporated under the laws of the State of Delaware.

2.    SALE AND PURCHASE OF SHARES

      2.1 At the Closing, upon fulfillment of all conditions set forth herein, the Company will issue and sell to the Purchaser, and the Purchaser shall purchase, 691,300 Ordinary Shares of the Company par value NIS
            0.05 (after split) (the "SHARES") in consideration of the payment by the Purchaser to the Company of US$2,000,000 (Two Million Dollars).

      2.2 The Company and the Existing Shareholders represent and warrant to Purchaser that (i) immediately following the sale and issuance of the Shares, such Shares shall represent 40% of the issued and outstanding share capital of the Company on a fully diluted basis (including all stock options and warrants, and all convertible debentures or other convertible securities, outstanding on the date thereof), excluding only the Employee Stock Option Plan adopted at Closing as set forth in Section 3.2.4 hereof, and (ii) such Shares shall entitle the Purchaser, as of Closing and excluding rights under the Employee Stock Option Plan adopted at Closing, to 40% of such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor; to 40% of the assets of the Company legally available for distribution to

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            shareholders after payment of all debts and other liabilities of the
            Company subsequent to liquidation or dissolution of the Company; and to such other rights as are specified in the Articles of Association of the Company.

      2.3 The Company represents and warrants to the Purchaser that the Shares shall be, when issued and sold to it, duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, and shall have all the rights, preferences, privileges and restrictions set forth in the Corporate Documents of the Company, as amended pursuant hereto.

3.    CLOSING

      3.1 CLOSING. The transactions contemplated hereby shall take place at a closing (the "CLOSING") to be held at the offices of Dovrat, Shrem & Co. Ltd., 37 Shaul Hamelech Blvd., Tel Aviv, at 10:00 a.m. on July 28, 1996 (the "CLOSING DATE"), or such other date, time and place as the parties shall mutually agree.

      3.2 TRANSACTIONS AND DELIVERIES AT CLOSING. At the Closing, the following transactions and deliveries shall occur:

            3.2.1 DELIVERIES. The Company shall deliver to the Purchaser the following documents:

                    3.2.1.1 Notice of a general meeting, with a proposed resolution of the Company's shareholders in the form of Exhibit 7.1 hereto, by which, among other things, the Articles of Association of the Company shall be replaced with the amended Articles of Association attached hereto (the "AMENDED ARTICLES"), together with a duly completed notice of such resolution to the Israeli Registrar of Companies, all of the foregoing ready for filing with the Israeli Registrar of Companies immediately upon adoption thereof by the general meeting.

                    3.2.1.2 Executed notice to the Company's shareholders in the form of Exhibit 7.2, offering them to exercise their pre-emptive rights in respect of the Shares to be issued hereunder to the Purchaser.

                    3.2.1.3   All required consents under Section 4.27 below.

            3.2.2   SALE OF SHARES BY THE COMPANY TO THE PURCHASER:

                    3.2.2.1 The Company shall deliver to the Purchaser copies of all responses received from its shareholders (other than the Existing Shareholders and Purchaser) in connection with the offer set forth in Exhibit 7.2, and confirm in writing that no other responses have been received.

                    3.2.2.2 The Company shall deliver to the Purchaser a copy of a resolution of its Board of Directors, in the form of EXHIBIT 3.2.2.2 attached hereto, pursuant to which the Company shall issue to the Purchaser 691,300 Ordinary Shares par value NIS 0.05 and shall register in the Company's Shareholders' Ledger the name of the Purchaser as the holder of the Shares issued thereunder, together with a duly completed notice of such issuance to the Israeli Registrar of Companies in form and substance acceptable for filing with the Israeli Registrar of Companies immediately upon Closing.

                    3.2.2.3 The Company shall deliver to the Purchaser a validly executed share certificate covering the Shares.

                    3.2.2.4 The Purchaser shall pay to the Company the amount of US$2,000,000 (Two Million Dollars).

            3.2.3 EXECUTION OF ESCROW AGREEMENT. The Company, the Existing Shareholders and the Purchaser shall execute and deliver the Escrow Agreement attached hereto as Exhibit 9.15.

            3.2.4 EMPLOYEE STOCK OPTION PLAN. The Company's Board of Directors shall adopt an Employee Stock Option Plan in the form attached hereto as EXHIBIT 3.2.4.

            3.2.5 REGISTRATION RIGHTS AGREEMENT; RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company, the Purchaser and the Existing Shareholders shall execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit 10.8 and the Right of First Refusal and Co-Sale Agreement attached hereto as Exhibit 10.9.

            3.2.6 DIRECTORS. A general meeting of all shareholders of the Company shall be convened, in which the Existing Shareholders and the Purchaser shall elect Rami Kalish, Eyal Kishon, Shmaryahu Shapira, Igal Kohavi and Eli Ayalon as directors of the Company.

            3.2.7 PAYMENTS. Any payment to be made hereunder to the Company shall be paid in NIS, in an amount equivalent to any amount set forth herein in US$ based on the RRE (and, if applicable
                    - less half of the foreign currency exchange fee paid by the payor, if any); such payments shall be made by wire transfer, banker's check, or such other form of payment as is mutually agreed by the relevant parties.

      3.3 CONDUCT OF BUSINESS THROUGH CLOSING. From the date hereof through the Closing, and except as set forth herein, the Company: (a) shall conduct its business solely in the ordinary course of its business as is conducted on the date hereof, and, subject to such conduct, in such manner as to preserve the accuracy of the representations and warranties made by it herein; (b) shall not declare or pay any dividends or make any other distributions with respect to its share capital; (c) shall not issue any shares, options, warrants, convertible debentures or any other security of the Company; and (d) shall not enter into or renew any agreement with an Interested Party (including an employment agreement with any employee or director), or increase the remuneration of any employee or director.

      3.4 CONDITIONS TO CLOSING BY THE PURCHASER. The obligations of the Purchaser at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchaser, which waiver shall be at the sole discretion of the
            Purchaser:

            3.4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and, subject to the conduct of the Company's business in the ordinary course of its business as is conducted on the date hereof, and to all actions required pursuant hereto, shall be true and correct as of the Closing as if made on the date of the Closing.

            3.4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and the Existing Shareholders prior to the Closing, and at the Closing, shall have been performed or complied with prior or at the Closing.

            3.4.3 CONSENTS ETC. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement; none of the shareholders of the Company shall have duly notified the Company of the exercise of its pre-emptive right under the Company's Articles of Association in respect of the issuance of the Shares, and the Amended Articles shall have been duly filed with, and registered by, the Registrar of Companies.

            3.4.4 DELIVERY OF DOCUMENTS. All the documents to be delivered by the Company at Closing shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

            3.4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

            3.4.6 ABSENCE OF ADVERSE CHANGES. From the date hereof and until the Closing there will have been no material adverse change in the financial or business condition of the Company.

      3.5 CONDITIONS TO CLOSING BY THE EXISTING SHAREHOLDERS. The obligations of the Existing Shareholders at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Existing Shareholders, which waiver shall be at their sole discretion:

            3.5.1 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company and the Purchaser prior to the Closing, and at the Closing, shall have been performed or complied with prior to or at the Closing.

            3.5.2 CONSENTS ETC. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, none of the shareholders of the Company shall have duly notified the Company of the exercise of its pre-emptive right under the Company's Articles of Association in respect of the issuance of the Shares, and the Amended Articles shall have been duly filed with, and registered by, the Registrar of Companies.

            3.5.3 DELIVERY OF DOCUMENTS. All the documents to be delivered by the Company at Closing shall be in form and substance reasonably satisfactory to the Existing Shareholders and their counsel.

            3.5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Existing Shareholders and their counsel, and the Existing Shareholders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Existing Shareholders or their counsel may reasonably request.

      3.6 CONDITIONS TO CLOSING BY THE COMPANY. The obligations of the Company at the Closing are subject to the fulfillment at or before the Closing of the conditions that: (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Existing Shareholders or the Purchaser prior to the Closing shall have been performed or complied with by such parties prior to or at the Closing, and (b) the representations and warranties made by the Existing Shareholders and the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company. In respect of any necessary action of the Company, the Company shall assist the Existing Shareholders and the Purchaser as reasonably possible in performance of such conditions.

      3.7 LOAN BY PURCHASER. On the date hereof, the Purchaser shall make a loan to the Company in the amount of US$150,000 (One Hundred and Fifty Thousand US Dollars) pursuant to an agreement in the form of EXHIBIT 3.7 attached hereto.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser, and acknowledges that the Purchaser is entering into this Agreement in reliance thereon, as follows:

      4.1 The Company has the full power and authority to execute and deliver this Agreement, and other agreements contemplated thereby or which are ancillary thereto, and to consummate the transactions contemplated thereby.

      4.2 The Company is duly organized, validly existing and in good standing under the laws of the State of Israel, and has the power to own and lease its properties and to carry on its business as now being conducted (and subject to obtaining all required permits, licenses and consents, which the Company shall use its best efforts to obtain - also as proposed to be conducted). Attached hereto as EXHIBIT 4.2 are true copies of the Company's Incorporation Certificate, Memorandum of Association and Articles of Association as in effect prior to execution hereof.

      4.3 Since its incorporation, no Special Resolutions have been adopted by the Company's shareholders other than as set forth in EXHIBIT
            4.3 attached hereto.

      4.4 On the date hereof, and subject to registration by the Registrar of Companies, the capitalization of the Company is as follows: authorized share capital of NIS 150,000 divided into 127,500 Ordinary Shares par value NIS 1.- and 22,500 Class A Ordinary Shares par value NIS 1.-, of which 45,Ordinary Shares are issued and outstanding and owned as follows:

                                                     Number of
                                                     Ordinary
    Name of Shareholder                              Shares     % of Ownership*

    Dovrat Shrem/Yozma Polaris Fund L.P.             28,726          62.96
    Dovrat Shrem & Co. Ltd.                           3,476           7.61
    Leader Underwriters Ltd.                          3,374           7.33
    Adasha Yizum Proyektim (Tel Aviv) Ltd.            7,005          15.35
    El-Kanit Development Ltd.                         1,508           3.30
    Haim Reiner                                         365           0.80
    Menachem Kenan                                      193           0.42
    Ofer Bar Or                                         438           0.96
    Giora Eran                                          458           1.00
    I. Fischer & Co. Trustees Ltd.                       83           0.18
                                              Total  45,626         100.00

    * Excluding Employee Stock Option Plan (as set forth below) and convertible debentures.

            In addition, (i) the Company's Board of Directors has adopted the Employee Stock Option Plan, a copy of which is attached hereto in
            EXHIBIT 4.4, under which options to purchase 6,222 Class A Ordinary Shares of the Company par value NIS 1 are outstanding; and (ii) US$ 200,000 in principal amount of convertible debentures of the Company are outstanding (copies of which are also attached hereto in EXHIBIT 4.4); under their terms, such debentures shall be repaid upon Closing and all conversion rights thereof shall terminate.

      4.5 All of the outstanding Ordinary Shares of the Company have been duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The rights and privileges of the Ordinary Shares and of the Class A Ordinary Shares of the Company are as set forth in the Corporate Documents.

      4.6 Other than as set forth in the Corporate Documents or otherwise herein, there are no preemptive rights or other rights to subscribe for or to purchase any Ordinary Shares or Class A Ordinary Shares nor are there outstanding any options, warrants, convertible instruments, or other rights, agreements, or commitments to acquire or receive capital shares or other securities from the Company. For the avoidance of doubt, the Existing Shareholders hereby waive and relinquish any options, warrants, or other rights to purchase or receive any shares or other securities of the Company set forth in that certain Founders Agreement, a copy of which is attached as
            EXHIBIT 4.6, or in any other agreement, except as set forth expressly herein.

      4.7 Except as set forth in EXHIBIT 4.7, in the Amended Articles and as contemplated hereby, to the Company's best knowledge there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital shares of the Company, and there are no agreements, understandings, trusts or other understandings concerning transfers of the capital shares of the Company; inasmuch as such agreements, understandings, trusts or other collaborative arrangements or understandings exist, they are hereby terminated by the parties hereto.

      4.8 Subsequent to the Closing, the ownership of the shares of the Company shall be as follows:

                                                    Number of
                                                    Ordinary
    Name of Shareholder                             Shares**    % of Ownership*

    Dovrat Shrem/Yozma Polaris Fund L.P.            574,520          35.83
    Dovrat Shrem & Co. Ltd.                          69,520           4.33
    Leader Underwriters Ltd.                         67,480           4.20
    Adasha Yizum Proyektim (Tel Aviv) Ltd.          140,100           8.74
    El-Kanit Development Ltd.                        30,160           1.89
    Haim Reiner                                       7,300           0.45
    Menachem Kenan                                    3,860           0.24
    Ofer Bar Or                                       8,760           0.55
    Giora Eran                                        9,160           0.57
    I. Fischer & Co. Trustees Ltd.                    1,660           0.10
    Purchaser                                       691,300          43.10
                 Total                            1,603,820         100.00

    * Excluding Employee Stock Option Plans (as set forth in Sections 4.4 and 3.2.4).
       ** Par value NIS 0.05, after split.

      4.9 The books, records and accounts of the Company are kept in accordance with all requirements of applicable laws and fairly reflect all dealings or transactions in relation to the Company's business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

      4.10 The audited financial statements of the Company for the year ended December 31, 1995, true and complete copies of which are attached hereto in EXHIBIT 4.10 (the "FINANCIAL STATEMENTS"), accurately and fairly reflect the transactions in and dispositions of the assets of, and the results of operations of, the Company for the year ended December 31, 1995. Such Statements were prepared in accordance with Israeli generally accepted accounting principles applied on a consistent basis.

      4.11  [Intentionally omitted]

      4.12 Except as fully reflected, disclosed or reserved for in EXHIBIT 4.12 attached hereto, in the Financial Statements or otherwise hereunder, the Company does not have any material indebtedness or liability.

      4.13 Since December 31, 1995, the Company has conducted its business in the ordinary course consistent with past practice, and, other than as expressly set forth herein, there has not been: (i) any event that has had or may be expected to have a material adverse effect on the business (including the continued operation thereof in the manner currently conducted), assets, properties, prospects, condition (financial or otherwise) or the results of operations of the Company (collectively, the "CONDITION OF THE COMPANY") or that would hereafter give rise to any debt or liability of the Company or any claim, demand or suit against the Company or against the Existing Shareholders as shareholders of the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company; (iii) any damage, destruction or other casualty or loss (whether or not covered by insurance) affecting the Condition of the Company; (iv) any change in any method of accounting or accounting practice by the Company; or (v) any agreement or arrangement made by the Company to do any of the foregoing.

      4.14 Except as set forth in the Financial Statements or otherwise herein, the Company is not a guarantor of any debt or obligation of another.

      4.15 Except as set forth in EXHIBIT 4.15 attached hereto, there are no loans, leases, royalty agreements or any other continuing or other transactions, of any nature whatsoever, between the Company and any Interested Party, and there are no debts of the Company, of any nature whatsoever, to any such Interested Party, or debts of any Interested Party to the Company, including under any guaranty given by such Interested Party to the Company's debts.

      4.16 The Company does not own any real property. The Company's personal property is listed in EXHIBIT 4.16 hereto. Except as set forth in
            Exhibit 4.16 and for Liens which arise in the ordinary course of business and which do not affect material properties and assets of the Company, the Company holds such property free and clear of all Liens. With respect to the property and assets it leases, the Company is in material compliance with such leases.

      4.17  Except as set forth in EXHIBIT 4.17 attached hereto:

            4.17.1 The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (each such asset referred to herein as a "PROPRIETARY ASSET") listed in EXHIBIT 4.17, and, to the best of its knowledge - it has full title and ownership of, or is duly licensed under or otherwise authorized to use, all Proprietary Assets necessary to enable it to carry on its business as now conducted without any conflict with or infringement of the rights of others.

            4.17.2 The Company has not granted, nor are there outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset owned by the Company and listed in Exhibit 4.17, nor is the Company boundby or a party to any option, license or agreement of any kind with respect to any of such Proprietary Assets; to the best of its knowledge, there are not outstanding any options, licenses or agreements of any kind relating to any Proprietary Asset necessary to enable it to carry on its business as now conducted without any conflict with or infringement of the rights of others, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of such Proprietary Assets. The Company is not obligated to pay any royalties or other payments to any third party with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

            4.17.3 To the best of the Company's knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed, any Proprietary Asset of any other person or entity, and no threat of a claim or suit alleging such violation or infringement has been brought to the Company's knowledge.

      4.18 The Company has heretofore delivered to the Purchaser copies of all material agreements and contracts of the Company, the list of which is set forth in EXHIBIT 4.18. Subject to any applicable laws, all such agreements and contracts are valid, subsisting, in full force and effect and binding upon the Company and, to the best knowledge of the Company, also upon the other parties thereto, in accordance with their terms. The Company and, to the Company's best knowledge - the other parties thereto, are in material compliance with such agreements and contracts.

      4.19 EXHIBIT 4.19 contains a list of all insurance policies covering the assets, business, operations, employees, officers and directors of the Company, and true and complete copies of all such policies have been delivered to the Purchaser. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies.

      4.20 The Company owns, possesses or has obtained all governmental licenses, permits, and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted; there are no threatened proceedings that have been brought to the Company's knowledge, and it has not received any notice of proceedings, relating to revocation or modification of any such licenses, permits or authorizations.

      4.21 The Company is not, and would not, with the giving of notice or lapse of time or both, be, in violation of, conflict with or default under the Corporate Documents or any agreement or other instrument to which it is a party or by which it is bound, or to which any of its properties is subject, except for such violations, conflicts or defaults which individually or in the aggregate do not and will not have a material adverse effect on the Condition of the Company.

      4.22 The Company is not in violation of any applicable order of any governmental body or law applicable to it, or affecting the Condition of the Company, except for such violations which individually or in the aggregate do not and will not have a material adverse effect on the Condition of the Company.

      4.23 Except as set forth in EXHIBIT 4.23 attached hereto, there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company, its directors, Office Holders (as such term is defined in the Companies Ordinance) or the Company's shareholders in their capacity as such.

      4.24 All the Company's employees, their terms of employment and their employment, non-competition and confidentiality agreements with the Company, are as set forth in a letter dated the date hereof and delivered to Purchaser prior to Closing.

      4.25 Except as provided herein, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback or demand registration rights) to have any securities of the Company registered with an exchange or any governmental authority.

      4.26 No agent or broker or any person, firm or entity acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee, or any other commission or similar fee, in connection with the transactions contemplated hereby.

      4.27 Except as set forth in EXHIBIT 4.27, all consents, approvals, authorizations or permits which are required in connection with the consummation by the Company of the transactions contemplated by this Agreement have been obtained as of the date hereof.

      4.28 Subject to the conditions set forth herein, neither the execution and delivery of this Agreement and the performance of the terms hereof nor the consummation of the transactions contemplated hereby are in or will conflict with, or result in a violation of, or constitute a default under the Corporate Documents, or any agreement, understanding (whether oral or written), indenture or other instrument to which the Company is a party or by which it is bound, or to which any of its properties is subject; the execution of this Agreement or the performance by the Company of its obligations hereunder do and will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any of its properties or result in the creation or imposition of any Lien upon any of the property or assets of the Company.

      4.29 This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and subject to all applicable laws - it is enforceable against the Company in accordance with its terms.

      4.30 This Agreement and the Exhibits and other documents delivered to the Purchaser in connection herewith do not contain any material untrue statement and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, inaccurate or incomplete.

      4.31 The Company has one subsidiary, as described in EXHIBIT 4.31 hereto, and except as set forth therein, the Company does not own any shares, other securities or other ownership interests of or in any other company, partnership, or any other business entity.

      4.32 The Company has timely filed all tax returns and reports required by law. Based on its accountant's advice, all tax returns and reports of the Company are true and correct in all material respects and the Company has paid all taxes and other assessments due.

5. REPRESENTATIONS AND WARRANTIES OF THE EXISTING SHAREHOLDERS. Each of the Existing Shareholders hereby severally represents and warrants to the Purchaser, and acknowledges that the Purchaser is entering into this Agreement in reliance thereon, as follows:

      5.1 He or it has the full power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated thereby.

      5.2 All consents, approvals, authorizations or permits which are required in connection with the consummation by him or it of the transactions contemplated by this Agreement have been obtained prior to the date hereof.

      5.3 Subject to the conditions set forth herein, neither the execution and delivery of this Agreement and the performance of the terms hereof nor the consummation of the transactions contemplated hereby are in or will conflict with, or result in a violation of, or constitute a default under its corporate documents or other governing documents, or any agreement, understanding (whether oral or written), indenture or other instrument to which he or it is a party or by which he or it is bound, or to which any of his or its properis subject; the execution of this Agreement or the performance by him or it of his or its obligations hereunder do not and will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over him or it or any of his or its properties or result in the creation or imposition of any Lien upon any of his or its property or assets.

      5.4 This Agreement has been duly and validly authorized, executed and delivered by him or it, as applicable, and constitutes the valid and binding agreement of him or it, and subject to all applicable laws - it is enforceable against him or it in accordance with its terms.

      5.5 Other than as set forth herein, he or it is not a party to any voting agreement or similar arrangement or understanding regarding voting of his or its shares in the Company; inasmuch as it or he is a party to that certain Founders Agreement dated April 17, 1994, a copy of which is attached in EXHIBIT 4.6 hereto, it or he agrees to terminate such agreement with immediate effect.

6. REPRESENTATIONS OF THE PURCHASER. In order to induce the Company and the Existing Shareholders to enter into this Agreement, the Purchaser hereby represents and warrants to the Company and to the Existing Shareholders, as of the date hereof and as of the Closing, as follows:

      6.1 It is a corporation duly organized and validly existing under the laws of the State of Israel. It has full power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated thereby.

      6.2 All consents, approvals, authorizations or permits which are required in connection with the consummation by it of the transactions contemplated by this Agreement have been obtained prior to the date hereof.

      6.3 Subject to the conditions set forth herein, neither the execution and delivery of this Agreement and the performance of the terms hereof nor the consummation of the transactions contemplated hereby are in or will conflict with, or result in a violation of, or constitute a default under its corporate documents or other governing documents, or any agreement, understanding (whether oral or written), indenture or other instrument to which it is a party or by which it is bound, or to which any of its properties is subject; the execution of this Agreement or the performance by it of its obligations hereunder does not and will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over it or any of its properties or result in the creation or imposition of any Lien upon any of its property or assets.

      6.4 This Agreement has been duly and validly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, and subject to all applicable laws - it is enforceable against it in accordance with its terms.

      6.5 It has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the transactions contemplated hereunder. It further has had an opportunity to ask questions and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 4.

      6.6 It understands that the purchase of shares of the Company involves substantial risk. It has experience as an investor in securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, can bear the economic risks of its investment in the shares of the Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment and protecting its own interests in connection with this investment.

7. ACTIONS OF THE COMPANY AND THE EXISTING SHAREHOLDERS PRIOR TO CLOSING. The Company and the Existing Shareholders undertake that, prior to Closing, they shall act as follows:

      7.1 The Company shall convene a general meeting of the shareholders of the Company in order to adopt the resolution attached hereto as
            EXHIBIT 7.1, which replaces the existing Articles of Association of the Company with the Amended Articles attached thereto, splits each share of the Company, whether Ordinary or Class A Ordinary bearing a par value of 1 NIS, into 20 shares par value NIS 0.05 each, appoints Doron & Co. as accountants and independent auditors of the Company, elects directors as set forth in Section 3.2.6 (with the election of Messrs. Kohavi and Ayalon to become effective only at Closing) and approves the Company's execution of this Agreement. The Existing Shareholders undertake to participate in such general meeting and vote in favor of the proposed resolutions.

      7.2 The Company's Board of Directors shall issue a written notice to all shareholders of the Company, in the form attached hereto in EXHIBIT 7.2, offering them to exercise, within 7 days from delivery of such notice, their pre-emptive rights under the Articles of Association of the Company in respect of the Shares to be issued to Purchaser pursuant hereto at Closing. All of the Existing Shareholders hereby waive and relinquish their right to receive such notice and any pre-emptive right they may have in respect of the Shares to be issued to Purchaser hereunder at Closing.

8. OPTION TO THE PURCHASER. Conditioned upon the occurrence of the Closing, the Company grants to the Purchaser (such term, in this Section, to include DSP and any subsidiary of DSP) an option (the "OPTION") to purchase Ordinary Shares of the Company, as follows:

      8.1 The Option shall be exercisable from the date of the Closing until the second anniversary thereof (the "OPTION PERIOD").

      8.2 The Option entitles the Purchaser to purchase from the Company, in consideration of the payment to the Company of the purchase price thereof (as defined below), such number of Ordinary Shares of the Company as shall be required to bring the Purchaser's holdings in the Company up to 51% of the Company's then issued and outstanding share capital on a fully diluted basis.

      8.3 The purchase price of each Ordinary Share purchased by Purchaser in exercising the Option shall be $2.893 (two and 893/1000 US Dollars). In the event of any split, reverse-split or other similar recapitalization of the Company's share capital such purchase price shall be adjusted accordingly.

      8.4 The Option shall be exercised by a written notice given by the Purchaser to the Company, with a copy to the Existing Shareholders, before the end of the Option Period, together with a banker's check for the aggregate purchase price of purchased shares.

      8.5   The Option is non-transferable and shall be exercisable only once.

      8.6 The Company represents and warrants to the Purchaser that the Ordinary Shares issued to it in exercising the Option shall be, when issued and sold, duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, and shall have all the rights, preferences, privileges and restrictions set forth in the Corporate Documents of the Company, as amended pursuant hereto.

9. ADDITIONAL OPTION TO THE PURCHASER. Conditioned upon the occurrence of the Closing, the Existing Shareholders grant to the Purchaser (such term, in this Section, to include DSP and any subsidiary of DSP) an option (the "ADDITIONAL OPTION") to purchase all of their Ordinary Shares, or, as the case may be, Class A Ordinary Shares (collectively, "SHARES"), in the Company, as follows:

      9.1 The Additional Option shall be exercisable from the end of the 12th month from thedate of the Closing until the earlier of: (i) the end of 30 months from the date of the Closing, or (ii) the closing of an initial public offering of the Company's securities ("IPO") (the "ADDITIONAL OPTION PERIOD").

      9.2 The Additional Option shall be exercised by a written notice given by the Purchaser to the Existing Shareholders and any other holder of Shares of the Company or any other security of the Company, other than Purchaser (the "HOLDERS"), with a copy to the Company, before the expiration of the Additional Option Period ("EXERCISE NOTICE").

      9.3 The Additional Option entitles the Purchaser to purchase from each of the Holders, in consideration of the payment of the purchase price thereof (as defined below), all of its Shares of the Company then issued and outstanding.

      9.4 The purchase price of each Share purchased by the Purchaser under the Additional Option shall be, at the exclusive discretion of the Holders (to be determined as set forth in Section 9.5 below), one of the following:

            9.4.1 US $2.893 (Two and 893/1000 US Dollars), plus an annual cumulative return, compounded annually, calculated from the date of the Closing, of 20% thereon, in readily available funds (the "PRICE PER SHARE IN CASH"); or

            9.4.2 Such number of shares of Common Stock of DSP (the "DSP SHARES"), which is the result of dividing 250,000 (the "BASIC NUMBER") by the number of Shares of the Company transferred to the Purchaser upon the exercise of the Additional Option (the "PRICE PER SHARE IN SHARES"). The Basic Number shall be adjusted for any split, reverse split, or similar recapitalization of the Company or in respect of the DSP Shares.

                    The aforesaid DSP Shares shall be available for sale without restrictions by the recipient thereof within not more than 50 days after the delivery of the DSP Shares to the Holders (which DSP undertakes to complete within 30 days after the determination set forth in Section 9.5), if the DSP Shares are issued by DSP pursuant to and in accordance with Regulation S ("REG S") promulgated under the U.S. Securities Act of 1933, as amended. In such case, each Holder shall have executed and delivered to DSP, upon the delivery of the DSP Shares, representations in substantially the form attached hereto as EXHIBIT 9.4.2 (with each Holder executing the form as a "Buyer" thereunder). In the event that DSP is not able to issue the DSP Shares to all of the Holders pursuant to Reg S because one or more Holders is unable to truthfully execute representations in substantially the form of Exhibit 9.4.2 or for any other reason, then DSP shall issue to the Holders the DSP Shares (which DSP undertakes to complete within 30 days after the determination set forth in Section 9.5), which shares shall not be transferred except pursuant to Rule 904 of Reg S or other exemption from registration unless such resale shall have been registered on Form S-3, which registration DSP agrees to effect only once, in respect of all the DSP Shares, as promptly as possible, and not later than 50 days, following a written request by a majority in interest of the Holders that it do so; provided, however, that DSP may in lieu of such registration repurchase such shares or arrange for their purchase at the current market price in a transaction exempt from registration, all within not more than 50 days after the delivery of the DSP Shares to the Holders.

      9.5 The Holders' decision which of the Price Per Share in Cash or the Price Per Share in Shares shall apply shall be determined as follows: each of the Holders shall give written notice to the Escrow Agent (as defined in Section 9.15 hereof), within 14 days after receipt of the Exercise Notice, which of the Prices Per Share it chooses; the Escrow Agent shall tabulate the votes received within such period of time and shall determine, in a written notice to all parties hereto, which of the Prices Per Share received the majority of votes of the participating Holders (based on their share holdings in the Company at such time); such determination shall be binding upon all the Holders entitled to participate in said vote, whether or not they actually participated. In the event that the Escrow Agent does not receive, within the aforesaid period of time, any votes at all, it shall be deemed to be a determination of the Holders to choose the Price Per Share in Cash.

      9.6 From the date of the Closing, and until the earlier of (i) the date on which the Additional Option has been exercised, or (ii) the end of the Additional Option Period (the "EXPIRATION PERIOD"), the Company shall not in any way or manner, without the Purchaser's prior written approval, issue any shares ("ADDITIONAL SHARES"), or grant any warrants, options, rights or other securities exercisable or convertible into, or exchangeable for, Shares of the Company (collectively, "CONVERTIBLE SECURITIES") unless the terms of such Additional Shares or Convertible Securities provide that:
            (a) if the Purchaser has exercised the Additional Option, then all such Convertible Securities shall be deemed to be, automatically and with no further action of the holder thereof or of the Company required, exercised or converted into, or exchanged for, as the case may be, Ordinary Shares, or, as the case may be, Class A Ordinary Shares, of the Company, in accordance with their terms; (b) the Purchaser shall be entitled to purchase all such Additional Shares and Ordinary Shares or Class A Ordinary Shares underlying the Convertible Securities (collectively, the "NEW SHARES") from the holder thereof upon the same terms and conditions set forth in Sections 9.2 - 9.4 hereof, subject, however, to the following modifications: (x) the holder thereof shall be entitled only to cash consideration for any New Share pursuant to
            Section 9.4.1, and Section 9.4.2 shall not apply; and (y) the amount in US$ set forth in Section 9.4.1 shall be replaced by the actual price, in US$ (translated from NIS, if applicable, based on the RRE), paid to the Company for the relevant New Share, and the annual return set forth therein shall be calculated not from Closing but from the date of purchase of such New Share (or original Convertible Security) from the Company; and (c) notwithstanding the above, the holder of a Convertible Security which is a debenture may inform the Company and the Purchaser, within 7 days after receipt of the Purchaser's Exercise Notice, that it desires to continue to hold the Convertible Security in accordance with its terms but waives all rights whatsoever to exercise, convert or exchange such Convertible Security into or for Shares of the Company, and, upon such notice, the terms and conditions of such Convertible Security shall, automatically and with no further action of the holder thereof or of the Company required, be amended to reflect such waiver.

      9.7 From the date of the Closing and until the end of the Expiration Period each of the Holders: (i) shall not in any way or manner sell, assign or transfer its or his Shares of the Company (collectively, a "TRANSACTION") unless the terms of such Transaction subject the rights of any transferee thereunder to the right of the Purchaser to purchase such Shares if it exercised the Additional Option hereunder and to the Escrow Agreement, and (ii) other than in a Transaction, shall not in any way or manner grant any warrants, options, pledges, liens, security interests or other rights whatsoever with respect to its or his Shares of the Company, or dispose of the same in any other way or manner; any attempt to provide otherwise shall be null and void.

      9.8 If the Additional Option has been exercised by the Purchaser, then the following shall apply to all shares and outstanding options granted to employees and others (collectively, "EMPLOYEES") subject to any of the Company's relevant Employee Stock Purchase Plan or Employee Stock Option Plan adopted prior to Closing:

            9.8.1 VESTED SHARES. Vested shares under any Employee Stock Purchase Plan shall be treated in an identical manner to all Shares purchased by the Purchaser.

            9.8.2 NON-VESTED SHARES. The rights of an Employee to receive any shares to which he or she is entitled under an Employee Stock
                    Purchase Plan which have not been vested at the time the Purchaser exercised the Additional Option shall terminate, and be replaced by the right to receive from DSP, under a similar Stock Purchase Plan and on substantially the same terms and conditions as were applicable under the Company's applicable Employee Stock Purchase Plan, such number of shares of registered Common Stock of DSP (rounded up to the next full share of DSP's Stock) (the "NEW NUMBER") which is the product of the Price Per Share in Shares multiplied by the number of shares of the Company to which he or she have been entitled under the Company's applicable Employee Share Purchase Plan. The per share purchase price applicable to such shares of registered Common Stock of DSP shall be equal to (a) the aggregate purchase price for the non-vested Shares of the Company to which he or she shall have been entitled under the Company's applicable Employee Share Purchase Plan, divided by (b) the New Number.

            9.8.3 VESTED OPTIONS. Any Employee's option which has been vested pursuant to an Employee Stock Option Plan at the time the Purchaser exercised the Additional Option shall be deemed to be exercised, without any action on the part of the holder thereof required, in exchange for the appropriate number of Shares of the Company, and such Shares shall be treated in an identical manner to all Shares purchased by the Purchaser under the Additional Option.

            9.8.4 NON-VESTED OPTIONS. Any Employee's option which has not been vested pursuant to an Employee Stock Option Plan at the time the Purchaser exercised the Additional Option shall expire, and be replaced by the right to receive from DSP, under a similar Stock Option Plan and on substantially the same terms and conditions as were applicable under such Employee Stock Option Plan, such number of shares of registered Common Stock of DSP (rounded up to the next full share of the Purchaser's Stock) (the "NEW SHARE NUMBER") which is the product of the Price Per Share in Shares multiplied by the number of shares of the Company into which the non-vested options pursuant to the applicable Employee Stock Option Plan could be exercised. The per share exercise price applicable to such shares of registered Common Stock of DSP shall be equal to (a) the aggregate exercise price for the non-vested Shares of the Company to which he or she shall have been entitled under the non-vested options granted pursuant to the applicable Employee Stock Option Plan, divided by (b) the New Share Number.

            9.8.5 PAYMENT IN CASH. In the event that the Purchaser is acquiring the Shares of the Company under the Additional Option for the Price Per Share in Cash, as set forth in
                    Section 9.4.1, then in Section 9.8.2 and 9.8.4 above the term "Price Per Share in Shares" shall be replaced by the term "Applicable Price Per Share", which shall mean the Price Per Share in Cash, divided by the average closing bid price of a share of DSP's Common Stock as reported on NASDAQ during the period of 25 consecutive trading days preceding the exercise of the Additional Option (the "AVERAGE PRICE").

            9.8.6 TAX CONSEQUENCES. In respect of any Employee Stock Option Plan or Employee Stock Purchase Plan which has been adopted and approved under Section 102 of the Income Tax Ordinance, the provisions of this Section 9.8 are subject to the terms and conditions of such Section 102 including, if required, the payment of income or capital gains tax by the Employee.

            9.8.7   [Intentionally omitted].

            9.8.8 EMPLOYEES' CHOICE. Notwithstanding anything to the contrary set forth in Sections 9.8.1 and 9.8.3 above, each Employee shall be entitled, by written notice to the Escrow Agent within 14 days after receipt of the Exercise Notice, to elect which of the Price Per Share in Cash or the Price Per Share in Shares shall apply to his or her vested shares or options, and, if such notice has been given as aforesaid, such Employee's vested shares or options shall be treated pursuant to the Employee's election as set forth above (notwithstanding any other election by the other shareholders). If no such notice has been given by an Employee, Sections 9.8.1 and 9.8.3 shall apply.

      9.9 If the Additional Option has been exercised by the Purchaser, then, in respect of all shares and outstanding options granted to Employees under any of the Company's Employee Stock Purchase Plan or Employee Stock Option Plan adopted at or after the Closing,
            Section 9.8 shall apply, MUTATIS MUTANDIS, provided, however, that in the event Purchaser is acquiring the Shares of the Company under the Additional Option for the Price Per Share in Shares, DSP's Common Stock issued or issuable under Stock Purchase Plans or Stock Option Plans, as set forth in Sections 9.8.2 or 9.8.4, to such Employees shall not be deemed to be included in the Basic Number but be issued or issuable in addition thereto.

      9.10 In the event that the Purchaser is acquiring the Shares of the Company under the Additional Option for the Price Per Share in Shares, and a Holder or an Employee is prohibited under any applicable law, including foreign currency control laws or regulations, from receiving such Common Stock of DSP, then the Purchaser shall purchase such Holder's Shares for a price per share in cash equal to the Price Per Share in Shares multiplied by the Average Price and the Basic Number shall be reduced accordingly, except when under the terms of Section 9.9 it should not be reduced.

      9.11 Exercise of the Additional Option shall be conditioned upon receipt by the Purchaser of all required consents, approvals and permits under any applicable laws and regulations, if, and to the extent, required at the time of exercise of the Additional Option. The parties hereto shall cooperate with each other and make all reasonable efforts to assist in obtaining such required consents, approvals and permits.

      9.12  The Additional Option shall be exercisable only once.

      9.13 Each of the Existing Shareholders represents and warrants to Purchaser that those Shares transferred by him or it to Purchaser under the Additional Option shall be, when transferred to the Purchaser, duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens.

      9.14 In the event that in exercising the Additional Option the Purchaser, notwithstanding that it fully complied with all provisions hereof, could not purchase all of the share capital of the Company on a fully diluted basis, Purchaser shall be free to apply to the competent court under Section 233 or to pursue a compulsory acquisition under Section 236 of the Companies Ordinance in order to gain ownership of all share capital of the Company not transferred to the Purchaser hereunder, and, if Purchaser shall have complied with all provisions hereof, the other parties hereto shall not object to such application or action by the Purchaser.

      9.15 To ensure compliance with the provisions of this Section 9, from the date of the Closing and until the end of the Expiration Period: (i) the Existing Shareholders shall deposit at Closing all of their Shares in the Company with I. Fischer & Co. Trustees Ltd. ("ESCROW AGENT"), who shall serve as a trustee of the parties hereto pursuant to an Escrow Agreement in the form of EXHIBIT 9.15 attached hereto (the "ESCROW AGREEMENT"), and (ii) in the event that the Company shall issue or grant any shares or Convertible Securities to any of the Existing Shareholders or to any third party, such shares or Convertible Securities shall be issued or granted to Escrow Agent, in trust for the recipient thereof pursuant to the provisions of the Escrow Agreement.

      9.16 For the avoidance of doubt, if Purchaser purchases Ordinary Shares of the Company from any of the shareholders of the Company before exercising the Additional Option, the Additional Option in respect of such shares shall immediately terminate upon their transfer to the Purchaser.

      9.17 Notwithstanding anything to the contrary contained herein, in the event of the automatic exercise under Section 9.6(a) or Section
            9.8.3 hereof of any

            Convertible Security which is an option or warrant whose terms require the payment of an exercise price to the Company, the Holder of such option or warrant shall pay to the Company, as a condition to such exercise, such exercise price, or, at the Holder's discretion, the Holder shall be entitled to request that the Purchaser shall pay to the Company such exercise price and, upon such request, the Purchaser shall pay to the Company such exercise price and shall deduct the same from the consideration paid to the Holder for the transfer of the Holder's shares to the Purchaser (in the event that the Price Per Share in Shares applies, Purchaser shall deduct such number of DSP Shares which reflects such exercise price, based upon the Average Price).

10. MANAGEMENT OF THE COMPANY. Subsequent to Closing, the parties agree as follows:

      10.1 BOARD OF DIRECTORS. Until otherwise resolved by a a majority of 75% of the Company's shareholders, the Board of Directors shall consist of five (5) members.

            Until the exercise of the Option in full by the Purchaser such that the Purchaser shall hold 51% of the issued and outstanding share capital of the Company (the "CONTROL EVENT"), three board members shall be designated by the Existing Shareholders and two board members shall be designated by the Purchaser. Upon the occurrence of the Control Event, the Purchaser shall be entitled to designate three board members and the Existing Shareholders shall be entitled to designate two board members (the term "MINORITY" shall mean herein the Purchaser - before the occurrence of the Control Event, or the Existing Shareholders - after the occurrence of the Control Event).

            The Existing Shareholders and the Purchaser shall attend all general meetings of the Company and vote all their shares in the Company in any such general meeting in order to appoint the nominees of the Existing Shareholders and of the Purchaser, as aforesaid, to the Board of Directors of the Company. Designation of the nominees of the Existing Shareholders shall be in a written notice to the Purchaser, executed by Existing Shareholders holding a majority of the number of shares of the Company held by all Existing Shareholders.

      10.2 MAJOR DECISIONS. Subject to any applicable law or provision of the Corporate Documents, all board of directors' resolutions and actions shall be taken by a majority vote. To the extent permitted under applicable law, the Chairman of the Board shall not have any additional or casting vote.

            Notwithstanding the aforesaid, until the earlier of: (i) in respect of Purchaser's rights - Purchaser, on the one hand, and in respect of the

            Existing Shareholders rights - the Existing Shareholders, on the other hand, cease to hold at least 20% of the outstanding share capital of the Company, or (ii) the IPO, the Company shall not take any of the following decisions or actions except as follows: (a) if such decision or action is taken by the shareholders of the Company
            - the Minority, voting as a separate class, voted in favor of such decision or consented to such action, and (b) if such decision or action is taken by the Board of Directors - at least one director designated by the Minority voted in favor of or consented to such decision or action (provided, however, that if the term "Minority" refers herein to the Existing Shareholders or any of them, Section
            10.2.1 hereof shall not apply and Section 10.2.8 shall not apply to the appointment of an established firm in Israel which is associated with an international firm of accountants and auditors (with the parties' agreement that Doron & Co. qualify as such):

            10.2.1 Approval of a material deviation from the Company's current business plan.

            10.2.2 Merger with or consolidation into any corporation, firm or entity.

            10.2.3 Sale, lease, or other disposition of all or substantially all of the Company's assets.

            10.2.4 Approving any transaction with any Interested Party or in which an Interested Party has a personal interest.

            10.2.5 Liquidation, dissolution or winding-up the business of the Company.

            10.2.6  Appointment of any committee of the Board of Directors.

            10.2.7  Making a material change in the business of the Company.

            10.2.8  Appointment of accountants to the Company.

            In addition, until the earlier of: (i) the Option and the Additional Option hereunder expired and none was exercised in full by the Purchaser, or (ii) the IPO, upon Closing the Board of Directors shall appoint a pricing committee, comprised of two directors designated by the Purchaser and one director designated by the other shareholders of the Company, which shall have the authority to determine the type and price of any security issued by the Company after the date of Closing; an affirmative vote of 80% of the participating directors shall be required to overrule the committee's decisions by the board of directors.

            The parties also agree that notwithstanding the aforesaid, and as long as the preceding paragraph applies, any resolution by a majority of the directors, or by the two directors designated by the Purchaser, that the Company requires additional capital in a specified amount, shall be binding upon the Board of Directors.

      10.3 FINANCIAL REPORTING. Shareholders of the Company holding more than 5% of its outstanding Ordinary Share capital shall be entitled to receive the following, in English: (i) as soon as possible, and not later than 21 calendar days after the end of each fiscal year of the Company - copies of the Company's financial statements (including a balance sheet, statement of income and statement of cash flow) for the previous year, audited by the Company's independent CPA; (ii) as soon as possible, and not later than 4 working days after the end of each fiscal quarter of the Company - copies of the Company's financial statements (including a balance sheet, statement of income and statement of cash flow) for the previous quarter, unreviewed and unaudited; and (iii) as soon as possible, and not later than 10 calendar days after the end of each fiscal quarter of the Company - copies of the Company's financial statements (including a balance sheet, statement of income and statement of cash flow) for the previous quarter, reviewed (not audited) by the Company's independent CPA.

            Shareholders of the Company holding more than 10% of its outstanding Ordinary Share capital shall also receive monthly summaries prepared by the Company's management in the form determined by the Board of Directors, and a report of the Company's management on any material event, to be delivered to such Shareholders promptly after its occurrence.

      10.4 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

      10.5 ACCESS TO INFORMATION. Any shareholder of the Company holding more than 10% of its outstanding Ordinary Share capital, or its representatives, shall have full access at any reasonable time and upon reasonable notice to all books and records of the Company, and shall be entitled to review and copy them at its discretion.

      10.6 PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENTS. The Company will not employ, or continue to employ, any Person unless such Person has executed and delivered a Proprietary Information and Non-Competition Agreement to the satisfaction, as to substance and form, of the Company's management.

      10.7 ISSUANCE OF NEW SECURITIES. If at any time until the IPO the Company proposes to issue and sell any New Securities, as defined in EXHIBIT
            10.7 attached hereto, each shareholder holding Ordinary Shares of the Company shall consider purchasing, and the Company shall enable it to maintain its proportionate holdings of the share capital of Company by purchasing, its relative share of the New Securities on the terms and conditions offered by the Company to all shareholders holding Ordinary Shares; in the event that any such shareholder shall refuse to purchase its proportionate share of such New Securities, its share of the share capital of the Company shall be accordingly diluted. The terms and conditions of such an offer are set forth in EXHIBIT 10.7.

      10.8 REGISTRATION RIGHTS. The Company and the Existing Shareholders shall enter into a Registration Rights Agreement in the form of EXHIBIT
            10.8 attached hereto.

      10.9 RIGHT OF FIRST REFUSAL; CO-SALE. The Existing Shareholders and the Purchaser shall enter into a Right of First Refusal and Co-Sale Agreement in the form of EXHIBIT

      10.10 LIMITATION ON TRANSFER OF SHARES. Each of Dovrat Shrem/Yozma Polaris Fund L.P., Dovrat Shrem & Co. Ltd., Leader Underwriters Ltd., Adasha Yizum Proyektim (Tel Aviv) Ltd. and El-Kanit Development Ltd. undertakes not to transfer, sell, assign, or otherwise dispose of any of its Shares in the Company for a period of six (6) months from Closing.

      10.11 USE OF PROCEEDS. The Company shall use the proceeds of the Rights Offering for such uses and purposes as set forth in the budget attached hereto as EXHIBIT 10.11 (including the return at Closing of US$350,000 of loans made by some of the Existing Shareholders to the Company under convertible debentures or otherwise). The Board of Directors of the Company shall be authorized to change such budget at its discretion, subject to the provisions of
            Section 10.2 hereof.

      10.12 JOINT DEVELOPMENT AGREEMENT. The Company shall discuss with Purchaser the details of a Joint Development Agreement in connection with the execution of the research program set forth in the proposal submitted by both companies to BIRD, a copy of which is attached hereto as EXHIBIT 10.12.

11. CONFIDENTIALITY; NON-COMPETE. Without derogating from any other agreement or undertaking to which any of the parties hereto is subject, and in addition to any such agreement or undertaking, each of the parties hereto undertakes as follows:

      11.1 It shall maintain all non-public information and materials, written and oral, including, but not limited to, any and all patent applications, drawings, specifications, test results, techniques, diagrams, charts, plans, statements, assessments, analyses, estimates, views and opinions, know-how, processes, machines, practices, inventions, improvements and records, and all other technical, business and financial information regarding, among other things, the Company's ownership, banking, investments, investors, properties, employees, marketing plans, customers, suppliers and products (all actual, planned or potential) (the "INFORMATION"), received by it from the Company or any of the other parties to this Agreement, or known to it otherwise, regarding the Technology and the Company's business and financial activities (actual or planned), in full and absolute confidence, and shall not disclose it to any third party nor use it, directly or indirectly, for any use or purpose whatsoever except as directed by the Company; the aforesaid shall not apply to such Information which, based on sufficient and reliable evidence, (a) was known to it prior to receipt of such Information hereunder free of any confidentiality restrictions, or (b) has become known to or generally available to the public subsequent to that date not as a result of a breach by it of this Agreement, (c) has been received by it from a third party free of any confidentiality restrictions, or (d) a party hereto is required to disclose under applicable law.

      11.2 As long as it is a director or an employee of the Company, or is designating a director on the Company's board of directors, or is a shareholder holding more than 10% of the Company's outstanding share capital, and for six (6) months thereafter, it shall not, directly or indirectly, independently or as an owner, employee, partner, joint-venturer, shareholder or otherwise, engage in any business or trade which is engaged in two-way paging or telemetry, provided, however, that an investment in up to 25% of the share capital of another company, without being involved in its management as a director or an employee, or by designating a director, shall be permitted hereunder, and provided further that the engagement in two-way paging or telemetry of any company in which any of the parties is involved or invested on the date hereof shall not be deemed to be a breach hereof.

12.   MISCELLANEOUS

      12.1 Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) when received or seven (7) days after it is mailed by prepaid registered airmail, return receipt requested; (b) upon the transmittal thereof by telecopier; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth above or to such other address of which notice as aforesaid is actually received.

      12.2 Each of the parties shall take such actions, including the execution and delivery of further instruments and including voting their shares in the Company, as may be necessary to give full effect to the provisions hereof and to the intent of the parties hereto.

      12.3 This Agreement may not be assigned by any of the parties hereto except as set forth herein or in the Corporate Documents of the Company. Notwithstanding the aforesaid, Dovrat Shrem/Yozma Polaris Fund L.P. shall be entitled to assign its rights hereunder to any fund managed or co-managed by Dovrat Shrem & Co. Ltd., Dovrat Shrem S.A., Dash-Polaris or any of the principals of any thereof, or to its general partner, shareholders therein or its limited partners, provided such assignee shall confirm in writing its agreement to be bound by the provisions hereof and the obligations of the transferor. Upon such permitted assignment, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

      12.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes all prior agreements between all or some of the parties hereof with regard to such subject matter, including, without limitation, that certain Term Sheet executed by the Company and the Purchaser in February, 1996.

      12.5 Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

      12.6 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

      12.7 All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

      12.8 This Agreement shall be governed exclusively by and construed solely in accordance with, the laws of the State of Israel. The parties each hereby agrees to the exclusive jurisdiction of the appropriate courts of the State of Israel, the District of Tel Aviv.

      12.9 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

      12.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

      12.11 Stamp duty in connection with any issuance of shares by the Company shall be borne by the Company.



IN WITNESS WHEREOF the parties have signed this Agreement as of the date first herein above set forth.


/s/
______________________________
APTEL LTD.

By: __________________________



       /s/ ELI AYALON                            /s/ IGAL KOHAVI
______________________________             _____________________________
 D.S.P. SEMICONDUCTORS LTD.                  D.S.P. SEMICONDUCTORS LTD.
By:  Eli Ayalon                             By:  Igal Kohavi


WE AGREE TO COMPLY WITH THE PROVISIONS APPLYING TO DSP GROUP, INC.:


      /s/ IGAL KOHAVI
______________________________
     DSP GROUP, INC.
By:  Igal Kohavi, Chairman

            SHARE PURCHASE AND SHAREHOLDERS AGREEMENT DATED JULY 4, 1996

                                   LIST OF EXHIBITS

Exhibit A          -    List and Signatures of Existing Shareholders
Exhibit 3.2.2.2    -    Resolution of Board: Issuance of Shares
Exhibit 3.2.4      -    Resolution of Board: Adoption of Employee Option Plan
Exhibit 3.7        -    Loan Agreement
Exhibit 4.2        -    Incorporation Certificate Memorandum & Articles of
                        Association
Exhibit 4.3        -    Special Resolutions
Exhibit 4.4        -    Stock Option Plan; Convertible Debentures
Exhibit 4.6        -    Founders Agreement
Exhibit 4.7        -    Agreements re Voting and Transfer of Shares
Exhibit 4.10       -    Financial Statements of the Company (Dec. 31, 1995)
Exhibit 4.12       -    Material Debts and Liabilities
Exhibit 4.15       -    Debts to Interested Parties
Exhibit 4.16       -    Personal Property; Liens
Exhibit 4.17       -    Intellectual Property
Exhibit 4.18       -    Material Agreements
Exhibit 4.19       -    Insurance Policies
Exhibit 4.23       -    Litigation
Exhibit 4.27       -    Required Consents
Exhibit 4.31       -    Subsidiaries
Exhibit 7.1        -    Resolution of Shareholders; Amended Articles
Exhibit 7.2        -    Notice of Pre-emptive Right
Exhibit 9.4.2      -    Representations Under Regulation S
Exhibit 9.15       -    Escrow Agreement
Exhibit 10.7       -    Issuance of New Securities
Exhibit 10.8       -    Registration Rights
Exhibit 10.9       -    Right of First Refusal and Co-Sale Agreement
Exhibit 10.11      -    Budget (Use of Proceeds)
Exhibit 10.12      -    BIRD Application

                                      EXHIBIT A


Dovrat Shrem/Yozma Polaris Fund L.P.         /s/
                                             ________________________
By:


Dovrat Shrem & Co. Ltd.                      /s/
                                             ________________________
By:


Leader Underwriters Ltd.                     /s/
                                             ________________________
By:


Adasha Yizum Proyektim (Tel Aviv) Ltd.       /s/
                                             ________________________
By:


El Kanit Development Ltd.                    /s/
                                             ________________________
By:



Menachem Kenan                               /s/ MENACHEM KENAN
                                             ________________________


Ofer Bar Or                                  /s/ OFER BAR OR
                                             ________________________

                                 EXHIBIT 3.2.4

                                  APTEL LTD.

                       PRIVATE COMPANY NO. 51-186956-2

           Minutes of the Meeting of the Board of Directors of the Company duly convened and held on ___________


PRESENT:  All Directors

AGENDA: Adoption of an Employee Stock Option Plan and Grant of Options thereunder

CHAIRMAN OF THE MEETING:  Rami Kalish


THE FOLLOWING RESOLUTION WAS ADOPTED UNANIMOUSLY BY THE BOARD OF DIRECTORS:

RESOLVED, to adopt the 1996 (No. 2) Employee Stock Option Plan in the form attached hereto as Exhibit A (the "Plan"); and

FURTHER RESOLVED, to grant the employees whose names are set forth in Exhibit B hereto such number of Options under the Plan set forth opposite their names; vesting of Options not vested with immediate effect on the Date of Grant, as set forth in Exhibit B hereto, shall vest as follows: one third (1/3) of the number of such Options for future vesting shall vest on each of the first, second and third anniversary of the Date of Grant; the exercise price of all such Options shall be 50 US cents (based on the representative rate of exchange). Such grant is subject to the terms and conditions of the Plan, including the receipt of the approval of the Israeli tax authorities thereto; and

FURTHER RESOLVED, that the Company shall reserve 192,020 Class A Ordinary Shares par value NIS 0.05 each for issuance to employees pursuant to the Plan, as shall be determined in the future by the Board of Directors; and

FURTHER RESOLVED, that Igal Kohavi and Eyal Kishon are authorized to and shall take all necessary actions on behalf of the Company for the implementation of the Plan, including the appointment of a Trustee under the Plan, filing an application for the approval of the Plan by the tax authorities, giving the employees whose names are set forth in Exhibit B hereto Notice of Grant (only after all required approvals for the Plan have been obtained) and receiving therefrom the executed Grantee Agreements. The Date of Grant for purposes hereof shall be the date on which the last Grantee Agreement is executed by all of the aforesaid employees.



                                          _______________
                                          Rami Kalish

                                  EXHIBIT A

                                  APTEL LTD.

                      1996 (No. 2) EMPLOYEE STOCK OPTION PLAN


                            A.  NAME AND PURPOSE

1. NAME: This plan, as amended from time to time, shall be known as the "Aptel 1996 (No. 2) Employee Stock Option Plan" (the "PLAN").

2. PURPOSE: The purpose and intent of the Plan is to provide incentives to employees of APTEL LTD. (the "COMPANY") by providing them with opportunities to purchase Class A Ordinary Shares, nominal value 0.05 New Israeli Shekels each (the "SHARES"), of the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder.

                 B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.   ADMINISTRATION:

     3.1 The Plan will be administered by the Board of Directors of the Company (the "BOARD") or by a committee appointed by the Board (the "COMMITTEE"), which, if appointed, will consist of such number of Directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.3 Subject to the general terms and conditions of this Plan, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons ("GRANTEES") to whom options to purchase Shares ("OPTION(S)") shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

     3.4 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

     3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4. ELIGIBLE GRANTEES: The Committee, at its discretion, may grant Options to any employee of the Company (including Directors who are employees of the Company). Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders --"Nosei Misra" -- as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "COMPANIES ORDINANCE") -- shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other stock option plan of the Company.

5.   GRANT OF OPTIONS AND ISSUANCE OF SHARES IN TRUST; DIVIDEND AND VOTING
     RIGHTS:

     5.1  GRANT OF OPTIONS AND ISSUANCE OF SHARES IN TRUST.

    5.1.1 Subject to Section 7. 1 hereof, the effective date of the grant of an Option (the "DATE OF GRANT") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the "NOTICE OF GRANT") of the grant of an Option.

    5.1.2 Anything herein to the contrary notwithstanding, all Options granted under the Plan shall be granted by the Company to a trustee designated by the Board and approved by the Israeli Commissioner of Income Tax (the "TRUSTEE"), and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "TRUST") for the benefit of the Grantee in respect of whom such Option was granted (the "BENEFICIAL GRANTEE"). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

    5.1.3 Anything herein to the contrary notwithstanding, no Options or Shares shall be released from the Trust until the later of (i) two (2) years after the Date of Grant, and (ii) the vesting of such Shares pursuant to Section 7.3 hereof (such later date being hereinafter referred to as the "RELEASE DATE").

    5.1.4 Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares the following shall apply:

      5.1.4.1 Options granted, and/or Shares issued to the Trustee shall continue to be held by the Trustee, on behalf of the Beneficial Grantee. From and after the Release Date, upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

      5.1.4.2 Alternatively, from and after the Release Date, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

     5.2 DIVIDEND AND VOTING RIGHTS. The Class A Ordinary Shares issued upon the exercise of Options granted under this Plan are entitled to the same rights and privileges of the holders of the Ordinary Shares, except that:

         5.2.1 such Class A Ordinary Shares shall not have any rights to be invited to, or participate in, the Company's general meetings or to vote therein; and

         5.2.2 such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors of the Company only after the holder of each Ordinary Share shall have been paid dividends in an amount equal to twenty (15) US cents (0.15 US dollars) in respect of such Share in each year in which dividends were so declared; and

         5.2.3 upon liquidation or dissolution of the Company, such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in the assets of the Company legally available for distribution to shareholders, as set forth in the Company's Articles of Association, only after the holder of each Ordinary Share received such assets in an amount equal to, in aggregate, two US dollars and 89 cents ($2.89), in addition to any and all accumulated declared but unpaid dividends, in respect of such Share;

          provided, however, that upon closing of the Company's initial public offering of its securities in Israel or abroad ("IPO_") such Shares shall automatically convert to Ordinary Shares of the Company.

          For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, any dividends or asset distributions paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee.

6. RESERVED SHARES: The number of authorized but unissued Shares for purposes of the Plan shall be determined, from time to time, by the Board, and shall be subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.   GRANT OF OPTIONS:

     7.1 The Committee in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. Options may be granted at any time after the passage of thirty (30) days following the delivery by the Company to the appropriate income tax authorities of a notice pertaining to the appointment of the Trustee and the adoption of the Plan.

     7.2 The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

     7.3  Without derogating from the rights and powers of the Committee under
          Section 7.2 hereof, unless otherwise specified in the Notice of Grant each Option under the Plan shall be for a term of eight (8) years, and the schedule pursuant to which such Options shall vest, and the Beneficial Grantee thereof shall be entitled to pay for, and acquire, the Shares, shall be such that a third (1/3) of such Options shall vest on each of the first, second and third anniversaries of the Date of Grant.

     7.4 Each Option granted hereunder shall be evidenced by a Grantee Agreement, to be entered into by and between the Company and such Grantee, in the form attached hereto as EXHIBIT A or in such other form and substance as may be approved by the Committee from time to time, which shall incorporate the provisions of this Plan. In the event of any conflict between the terms and conditions of a Grantee Agreement and the terms hereof, the terms hereof shall control.

8. EXERCISE PRICE: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the nominal value of the Shares into which such Option is exercisable.

9.   EXERCISE OF OPTIONS:

     9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

     9.2 The exercise of an Option shall be made by a written notice of exercise (the "NOTICE OF EXERCISE") delivered by the Beneficial Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

     9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within eight (8) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire and the Trustee shall thereafter hold such Options in an unallocated pool until instructed by the Company that some or all of such Options are again to be held in trust for one or more Grantees.

     9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a cashier's check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.  TERMINATION OF EMPLOYMENT:

     10.1 In the event that a Grantee ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee shall terminate as follows:

     (a) If the Grantee's termination of employment is due to such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate of other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following such termination of employment (but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, "DISABILITY" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

     (b) If the Grantee's termination of employment is for any other reason, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable for a period of sixty
          (60) days following such termination of employment, and shall thereafter terminate; PROVIDED, HOWEVER, that if the Grantee dies within such sixty-day period, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following the Grantee's death (but in no event after the expiration date of such Option), and shall thereafter terminate, and, PROVIDED FURTHER, that in the event the employment of a Grantee is terminated by the Company for "cause", as defined hereafter, such Grantee shall not be entitled to exercise any such Options subsequent to the time of delivery of the notice of discharge. For purposes of this Section, "CAUSE" shall include the commitment of a serious breach of trust, including, but not limited to, theft, embezzlement or self-dealing; the prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of or relating to the Company; the engaging by Grantee in any prohibited business competitive to the business of the Company and/or its affiliates; or the failure to perform any of his or her material duties and obligations as an employee of the Company as a result of gross negligence or willful misconduct.

    10.2. Notwithstanding the foregoing provisions of Section 10.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10.1, but in no event beyond the term of the Option.

11.  ADJUSTMENT UPON CHANGES IN CAOR CHANGE IN CONTROL:

     11.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     11.2 In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Grantee at lease fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option will terminate immediately prior to the consummation of such proposed action. In the event of a consolidation or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

     11.3 In the event of a "Change in Control" of the Company, as defined below, then the following provisions shall apply:

        11.3.1 For purposes of this Section 11.3, a "Change in Control" means when any person or entity (the "Purchaser") becomes the owner, directly or indirectly, of securities of the Company representing more than 95% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the Company's general meetings.

        11.3.2 Except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change in Control all outstanding Options, to the extent they are exercisable and vested, shall be exercised by the Grantee thereof (otherwise they shall expire) and the underlying Class A Ordinary Shares, together with any Class A Ordinary Shares owned by such Grantee as a result of the earlier exercise of Options granted hereunder, shall be subject to purchase by the Purchaser, which shall be mandatory if the Purchaser purchases more than 95% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the Company's general meetings, on the same terms and conditions on which such Purchaser purchased shares in the Company as part of the Change in Control event, and any unvested Options shall remain in full force and effect except if the terms of such Change in Control provide that the same be exchanged for options of the Purchaser on the terms and conditions set forth therein.

        11.3.3 Notwithstanding anything to the contrary contained herein, in the event of the exercise of an Option, as set forth in Section 11.3.2, the Grantee of such Option shall pay to the Company, as a condition to such exercise, the applicable exercise price, or, at the Grantee's discretion, he shall be entitled to request that the Purchaser shall pay to the Company such exercise price and, upon such request, the Purchaser shall pay to the Company such exercise price and shall deduct the same from the consideration paid to the Grantee for the transfer of the Grantee's shares to the Purchaser.

        11.3.4 The Committee shall determine the specific adjustments to be made under this paragraph 11.3, and its determination shall be conclusive.

12.  NON-TRANSFERABILITY:

     12.1 No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

     12.2 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. In addition, and without derogating from the rights and powers of the Committee to provide otherwise hereunder, until the closing the IPO, the following provisions shall apply to all transfers of shares of the Company by any of the Grantees or the Trustee on their behalf (the "TRANSFEROR"):

        12.2.1 The Transferors shall sell, assign or transfer (collectively, "TRANSFER") all or any part of the Shares owned by them only in compliance with the terms of this Section 12.2.


        12.2.2 RIGHT OF REFUSAL ON TRANSFERS.

          (a) If at any time any Transferor wishes to Transfer any or all Shares owned by him ("OFFEROR") pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to all other shareholders of the Company other than shareholders solely as a result of grant hereunder or under a similar plan ("OFFEREES") on terms and conditions, including price, identical to those proposed by such third party.

               The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred and the agreed terms of the sale or transfer.

          (b) Each Offeree shall have the right to purchase that number of the Offered Shares as shall be equal to the aggregate Offered
               Shares multiplied by a fraction, the numerator of which is the number of Shares then owned by such Offeree and the denominator of which is the aggregate number of Shares then issued and outstanding and held by all of the Offerees (such fraction is hereinafter referred to as the "PRO RATA FRACTION" of each Offeree).

          (c) Each Offeree shall have the right to accept the Offer only as to all of the Pro Rata Fraction. In the event an Offeree does not wish to purchase his Pro Rata Fraction of the Offered Shares, then any other Offeree who so elects shall have the right to purchase, on a pro rata basis with other Offerees who so elect, any Pro Rata Fraction of Offered Shares not purchased by an Offeree. If the Offerees do not elect to purchase all of the Offered Shares, then there shall be no right to purchase Shares pursuant to this Section 12.2.

          (d) Within 14 days from the date of receipt of the Offer, each of the Offerees shall give written notice to the Offeror (the
               "RESPONSE NOTICE") whether he wishes to purchase his Pro Rata Fraction of the Offered Shares, and whether he wishes to purchase, in addition, his applicable Pro Rata Fraction of Offered Shares not purchased by other Offerees, all pursuant to the Proposed Terms. If such Response Notice has not been given by an Offeree within the aforesaid time period, he shall be deemed to have refused to purchase his Pro Rata Fraction of the Offered Shares.

          (e) At the expiration of the said 14 days: (i) if notices of Offerees who expressed their wish to purchase Offered Shares have been received by the Offeror in respect of all of the Offered Shares, the Offered Shares shall be Transferred by the Offeror to such Offerees pursuant to the Proposed Terms; (ii) in the event that the Offerees do not elect to purchase all of the Offered Shares, then such Offered Shares may be Transferred by such Offeror at any time within 90 days thereafter. Any such Transfer shall be not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than the Proposed Terms. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to this Section 12.2.2. In the event of a sale of Shares to any of the Offerees hereunder, each of the Grantees covenants that those Shares transferred by him or her hereunder shall be, when transferred, duly authorized and validly issued, fully paid and nonassessable, free and clear of all mortgages, liens, pledges, charges, security interests, or other claims or encumbrances of any kind whatsoever ("LIENS").

          (f) Anything herein to the contrary notwithstanding, the provisions of paragraphs (a) through (e) above shall not apply to: (a) any transfer of Shares by an Offeror to, or for the benefit of, any member or members of his immediate family (which shall be deemed to include a mother-in-law, father-in-law, brother-in-law and/or sister-in-law); (b) any transfer by an Offeror to a corporation controlled by it. In the event of any such transfer, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Plan.

          (g) For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or Shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by Section 10.2 hereof.

     12.3 Other than a Transfer permitted hereunder, until the closing of the Company's IPO Grantee shall not grant any warrants, options, or other rights whatsoever with respect to his or her Options granted hereunder, or shares of the Company resulting from the exercise thereof, and shall not pledge, hypothecate, grant security interest, subject to a lien, mortgage or in any other way encumber all or any part of such Options or shares or allow such Options or shares to be under any lien or attachment.

     12.4 The Company shall not register any transfer of Shares not made in accordance with the provisions of this Plan, the Company's Articles of Association and any applicable law.

13.  TERM AND AMENDMENT OF THE PLAN:

     13.1 The Plan was authorized by the Board on __________, 1996, and shall expire on ________ __, 2004 (except as to Options outstanding on that date), but such expiration shall not affect the instructions contained herein or in any applicable law with respect to the Options and Shares held in the Trust at such time of expiration.

     13.2 Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

14. TAX CONSEQUENCES: All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

15.  MISCELLANEOUS:

     15.1 CONTINUANCE OF EMPLOYMENT: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

     15.2 GOVERNING LAW: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

     15.3 APPLICATION OF FUNDS: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

     15.4 MULTIPLE AGREEMENTS: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

     15.5 NON-EXCLUSIVITY OF THE PLAN: The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                  APTEL LTD.
                          1 Ha'amnut Street, Netanya


                              Date: _________


_______________
_______________
_______________


Dear Sir/Madam:

We are very happy to inform you that, in deep appreciation of your contribution to the company, the board of directors of Aptel Ltd. (the "Company") has approved the issuance to you of options to purchase Class A Ordinary Shares of the Company pursuant to the terms and conditions set forth in the Aptel 1996 (No. 2) Employee Stock Option Plan (the "Plan"), a copy of which is attached hereto.

Pursuant to the resolution of the board, you will be entitled to _______ options (the "Options"), each exercisable into one Class A Ordinary Share, par value
0.05 New Israeli Shekels, of the Company. The Options shall vest as follows:
_____ Options shall vest immediately upon grant; ____ options shall vest in the future, such that one third (1/3) of such number of Options shall vest on each of the first, second and third anniversaries of the Date of Grant. The exercise price of all such Options shall be US$0.50 per Share.

The grant of the Options hereunder is subject to the terms and conditions of the Plan, including receiving the approval of the Israeli tax authorities thereto and your execution of the Grantee's Agreement, a form of which is also attached hereto.


                                                         Sincerely yours,


                                                         ___________________
                                                         Aptel Ltd.

                                  EXHIBIT B



 NAME OF EMPLOYEE                 TOTAL      IMMEDIATE     FUTURE
                                  NUMBER     VESTING       VESTING
                                  OF         ON THE
                                  OPTIONS    DATE OF
                                             GRANT
 _________________________________________________________________
 Menachem Kenan                    61,840       ---         61,840
 Ofer Bar Or                       44,180       ---         44,180
 Gil Natan                          3,560       ---          3,560
 Asaf Somech                        3,560       ---          3,560
 Shimon Zigdon                      3,560       ---          3,560
 Amnon Hazan                        3,560       ---          3,560
 Miri Birenzweig                    3,560       ---          3,560
 Ariel Goldstein                    9,600       ---          9,600
 Shlomi Sharetzky                   2,880       ---          2,880
 Shay Strool                        2,880       ---          2,880
 Baruch Bublil                      2,880       ---          2,880
 Iris Brezner                       2,880       ---          2,880
 Igal Butbul                        1,920       ---          1,920
 Oleg Donayevsky                    1,920       ---          1,920
 _________________________________________________________________
                          TOTAL   148,780       ---        148,780

                                     EXHIBIT 3.7

                                    LOAN AGREEMENT



This LOAN AGREEMENT is made and entered into as of the ___ day of _____, 1996, by and between APTEL LTD., Israeli company no. 51-186956-2, of 1 Ha'amanut Street, Netanya (the "BORROWER") and D.S.P. SEMICONDUCTORS LTD., an Israeli company of 13 Gush Etzion Street, Givat Shmuel (the "LENDER").

WHEREAS, Borrower and Lender have entered today into a Share Purchase and Shareholders Agreement (the "Agreement") regarding an investment by Lender in Borrower pursuant to the terms set forth therein (the "Investment"); and

WHEREAS, until "Closing" of the Investment, as such term is defined in the Agreement (the "Closing") Borrower requires additional funds for its operation; and

WHEREAS, Borrower has applied to Lender for a loan, the details of which are set forth herein, and Lender is willing to extend such loan to Borrower, all pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, Lender and Borrower agree as follows.

1. LOAN. On the basis of the representations and covenants made by Borrower herein, Lender shall loan to Borrower (the "Loan") an amount equal in NIS (based on the representative rate of exchange) to $150,000 (One Hundred and Fifty Thousand U.S. Dollars) (the "Loan Amount") on the date hereof.

2. LOAN DISBURSEMENT. The Loan Amount shall be disbursed by Lender to Borrower pursuant to instructions given to it by Borrower.

3. LINKAGE; INTEREST. The Loan Amount shall be linked to the representative rate of exchange of the US$ and shall not bear interest.

4. LOAN REPAYMENT. Borrower shall repay to Lender the Loan Amount together with linkage differentials accrued thereon on the earlier to occur of (i) _______, 1996, or (ii) the Closing. If the Closing occurs before the aforesaid date, Lender instructs the Borrower to set off the amount to be repaid to Lender against any payment it owes to the Borrower thereunder.

5.  REPRESENTATIONS OF BORROWER. Borrower hereby represents to Lender that:

    5.1. Borrower is an Israeli corporation duly formed and validly existing, with full power and authority to consummate the transaction contemplated hereunder.

    5.2. The consummation of the transaction contemplated hereunder and the performance of this Loan Agreement by Borrower do not violate the provisions of any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which Borrower is a party or under which Borrower is bound.

    5.3. No consents, authorizations or approvals of any kind of any governmental authority or other third party, which were not obtained prior to execution hereof, are required in connection with the execution or performance of this Loan Agreement.

    5.4. The execution and performance of this Loan Agreement by the Borrower have been duly authorized by all necessary action, and this Loan Agreement has been duly executed and delivered by it.

6.  MISCELLANEOUS

    6.1. Each of the parties hereto shall not assign or transfer any of its rights or obligations hereunder absent the consent of the other party.

    6.2. This Loan Agreement may not be amended, supplemented, discharged, terminated or altered except by a writing signed by the parties hereto.

    6.3. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements between the parties hereof with regard to such subject matter.

    6.4. No failure or delay by any party to this Loan Agreement to enforce at any time any of the provisions hereof, or to exercise any power or right hereunder, shall operate as or be construed to be, a waiver of any such provision, power or right. Any waiver of any provision hereof or any power or right hereunder shall be in writing, and shall be effective only in the specific instance and for the purpose for which given.

    6.5. All stamping and other expenses incurred in connection with the execution or performance of this Loan Agreement shall be borne by Borrower.

    6.6. Any notice required or permitted hereunder shall be in writing and shall be sent by registered mail or confirmed facsimile to the parties hereto at the following respective addresses (as may be changed by each of the parties from time to time):

         If to Borrower: Aptel Ltd., 1 Ha'amanut Street, Netanya, fax 09-851189.

         If to Lender: DSP Semiconductors Ltd., 13 Gush Etzion Street, Givat Shmuel, fax 03-5323220

    6.7. This Loan Agreement shall be governed for all purposes by the laws of the State of Israel.

IN WITNESS WHEREOF, this Loan Agreement has been executed by the parties hereto as of the day and year first hereinabove written.


APTEL LTD.                             D.S.P. SEMICONDUCTORS LTD.


______________________________         ________________________________
By:                                    By:
Title:                                 Title:

                                EXHIBIT 9.4.2

                   BUYER'S REPRESENTATIONS AND WARRANTIES


Buyer represents and warrants to Seller as follows:

1. Buyer is not a "U.S. person" as defined by Rule 902 of Regulation S promulgated under the Securities Act of 1993 (the "Securities Act"), was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities of U.S. companies not registered under the Securities Act;

2. At the time the buy order for this transaction was originated, Buyer was outside the United States;

3.   No offer to purchase the Shares was made in the United States;

4. Buyer is either (a) purchasing the Shares for its own account for investment purposes and not with a view towards distribution;

5. All subsequent offers and sales of the Shares will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration. Buyer understands the conditions of the exemption from registration afforded by section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption. In any case, Buyer will not resell the Shares to U.S. Persons or within the United States until after the end of the forty (40) day period commencing on the date of completion of the option transaction (the "Restricted Period");

6. Buyer agrees not to enter into any short sales with respect to the common stock of Seller at any time after the execution hereof by Buyer and prior to the expiration of the Restricted Period. Buyer further agrees that, at all time after the execution hereof by Buyer and prior to the expiration of the Restricted Period, it will keep its purchase of the Shares confidential, except as required by law and except as necessary in the ordinary course of Buyer's business;

7. Buyer understands that the Shares are being offered and sold to in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such provisions. Accordingly, Buyer agrees to notify Seller of any events which would cause the representations and warrants of Buyer to be untrue or breached at any time after the execution hereof by Buyer and prior to the expiration to the Restricted Period;

8. These Representations and Warranties have been duly authorized, validly executed, and delivered on behalf of Buyer and constitute a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors rights generally.

9. Any transaction offering documents received by Buyer include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons during the Restricted Period, unless the Shares are registered or unless such resale is exempt from or not subject to the registration requirements of the Securities Act;

10. Buyer, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties;

11. In the event of resale of the Shares during the Restricted Period, Buyer shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sale that apply to the undersigned, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale during the Restricted Period; and

12. Buyer has not taken any action that would cause Seller to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Buyer hereby indemnifies Seller against any such claim caused by the actions of Buyer or any of its employees or agents.


IN WITNESS WHEREOF, these Representations and Warranties were duly executed on the date first written above.



_______________________
BUYER:

                                EXHIBIT 9.15

                              ESCROW AGREEMENT


This ESCROW AGREEMENT (this "Agreement") is entered into as of ________, 1996, by and among APTEL LTD., Israeli company no. 51-186956-2, of 1 Ha'amanut Street, Netanya 42160, Fax: 09-851189 (the "COMPANY"), the persons whose names and addresses appear on EXHIBIT A hereto (collectively, the "EXISTING SHAREHOLDERS"), D.S.P. SEMICONDUCTORS LTD., a company incorporated under the laws of the State of Israel and having its principal offices at 13 Gush Etzion Street, Givat Shmuel, Israel, Fax: 03-5323220 (the "PURCHASER") and I. FISCHER & CO. TRUSTEES LTD., of 25 Ibn Gvirol Street, Tel Aviv, fax 03-5250141 (the "ESCROW AGENT").



                                   RECITALS

WHEREAS, the Company, the Purchaser and the Existing Shareholders entered on the date hereof into a Share Purchase and Shareholders Agreement (the "PURCHASE AGREEMENT"; all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

WHEREAS, pursuant to Section 9 of the Purchase Agreement, the Existing Shareholders granted the Purchaser an option to purchase all of their shares (whether Ordinary Shares or Class A Ordinary Shares) in the Company (the "SHARES"), on the terms and conditions set forth therein (the "ADDITIONAL OPTION"), and the Company undertook certain obligations related to such Additional Option, as set forth therein; and

WHEREAS, in the Purchase Agreement the parties agreed that in order to ensure compliance with the provisions of such Section 9 thereof the Existing Shareholders shall deposit all of their Shares with an escrow agent, who shall serve as a trustee of the parties hereto pursuant to an escrow agreement, and that in the event that the Company shall issue or grant any Shares or Convertible Securities to any of the Existing Shareholders or to any third party, such Shares or Convertible Securities shall also be issued or granted to the escrow agent, in trust for the recipient thereof pursuant to the provisions of an escrow agreement; and

WHEREAS, the Company, the Purchaser and the Existing Shareholders have requested Escrow Agent, and Escrow Agent has agreed, to serve as the escrow agent for purposes of Section 9 of the Purchase Agreement, upon the terms and conditions set forth in this Escrow Agreement;

NOW THEREFORE, in consideration of their mutual covenants and undertakings contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.   PURPOSE OF AGREEMENT

     The sole purpose of this Agreement is to authorize and enable Escrow Agent to take and to hold the Shares and the Convertible Securities and to act with regard to such Shares and Convertible Securities in accordance with the instructions set forth herein. The Escrow Agent shall be regarded at all times as a mere Escrow Agent with respect to his holding of the Shares and Convertible Securities and, in such capacity, shall have no beneficial right, title or interest in the Shares, in the Convertible Securities or in dividends or distributions of any kind paid or made in respect of the Shares or the Convertible Securities, or in the proceeds of any sale, exchange or other disposition of the Shares or any Convertible Securities. The Shares and the Convertible Securities shall be conclusively deemed to be held by Escrow Agent on behalf of the Existing Shareholders and any applicable third party pursuant to this Agreement.

2.   DEPOSIT OF SHARES AND CONVERTIBLE SECURITIES IN ESCROW

     2.1 At the Closing of the transaction pursuant to the Purchase Agreement, each of the Existing Shareholders shall deliver to the Escrow Agent a duly executed Share Transfer Deed transferring all of the Shares then held by it to the Escrow Agent, and the Escrow Agent shall execute and deliver such Deeds to the Company for registration of such Shares under its name, and hold such Shares in trust for such Existing Shareholder until such time that the same are either transferred to the Purchaser under Section 4 hereof or released from escrow under
          Section 5 hereof, all as herein provided.

     2.2 In the event of issuance of any Shares or Convertible Securities by the Company after the date hereof to any of the Existing Shareholders or any third party, such Shares or Convertible Securities shall be issued by the Company to the Escrow Agent, and the Escrow Agent shall hold such Shares or Convertible Securities in trust for such Existing Shareholder or third party until such time that the same are either transferred to the Purchaser under Section 4 hereof or released from escrow under Section

          5 hereof, all as herein provided.

     2.3 Each of the Existing Shareholders and the aforesaid third parties shall be referred to herein, in respect of the Shares or Convertible Securities held by the Escrow Agent on his or its behalf, as the "BENEFICIAL OWNER", and such Shares or Convertible Securities shall be referred to herein as the "ESCROWED SECURITIES".

     2.4 The Escrow Agent shall grant to each Beneficial Owner a proxy, under which the Beneficial Owner shall be entitled to receive notices of, and to attend, general meetings of securityholders of the Company and to vote for all purposes on behalf of such of the Escrowed Securities having voting rights.

     2.5 All dividends, bonus shares, options or other distributions (collectively, "DISTRIBUTIONS") to shareholders or securityholders as may be declared by the board of directors of the Company in respect of the Escrowed Securities shall be treated as follows: (i) if the Distribution is in cash or in assets, other than securities of the Company -- the same shall be paid or distributed to the Beneficial Owner directly; (ii) if the Distribution is of securities of the Company -- it shall be issued or distributed to the Escrow Agent in escrow, and shall be treated hereunder identically to the Escrowed Securities to which it is attributable.

     2.6 For all purposes under the Purchase Agreement, including in respect of any right granted to any of the Existing Shareholders which is conditioned upon owning a certain number of securities in the Company, the Existing Shareholders shall be deemed to be the owners of the Escrowed Securities, and they shall be entitled to exercise on behalf of the Escrow Agent, with respect to the Escrowed Securities, all other rights and privileges granted to the Escrow Agent as shareholder or securityholder of the of the Company.

3.   TRANSFER OF SHARES OR CONVERTIBLE SECURITIES

     3.1 Each of the Beneficial Owners shall be entitled to sell, assign or transfer any of his or its Escrowed Securities (collectively, "TRANSACTION") to any person or entity, including any of the Existing Shareholders (the "BUYER"), only in compliance with the terms and subject to any limitation set forth in the Purchase Agreement and that certain Right of First Refusal and Co-Sale Agreement (the "RIGHTS AGREEMENT") among the Existing Shareholders and Purchaser dated the date hereof (the "TRANSFER TERMS").

    3.2 Upon compliance with the Transfer Terms, the Beneficial Owner shall be entitled to consummate the Transaction provided, however, that the relevant Escrowed Securities shall remain in escrow with the Escrow

          Agent, for the benefit of, or subject to the rights of, the Buyer, until such time that the same are either transferred to the Purchaser under Section 4 hereof or released from escrow under Section 5 hereof, all as herein provided, and, further, that the Buyer confirms in writing its agreement to be bound by this Agreement as a Beneficial Owner hereunder.

    3.3 For purposes of the first refusal or co-sale rights granted under the Rights Agreement, and any other similar right or limitation (including preemptive rights in respect of securities issued by the Company) under the Company's Memorandum and Articles of Association or any agreement by which any of the parties hereto is or will be bound, each Beneficial Owner shall be deemed to be a shareholder or a securityholder of the Company subject to the provisions thereof and all determinations, paor notices thereunder shall be made by, given to or received by the Beneficial Owners, not by the Escrow Agent. The Escrow Agent's duty in connection therewith shall be solely to act upon the Beneficial Owner's instructions in connection therewith and confirm in writing the Transaction consummated and its holding of the relevant Escrowed Securities in trust for the new Beneficial Owner thereof.

    3.4 Until the escrow hereunder is released, other than a Transfer, or transmission by operation of law, of Shares or Convertible Securities pursuant to the Transfer Terms, the Beneficial Owners shall not grant any warrants, options or other rights whatsoever in respect of their Shares or Convertible Securities and shall not pledge, hypothecate, grant security interest, subject to a lien, mortgage or in any other way encumber all or any part of the Shares or Convertible Securities owned by them, or allow such Shares or Convertible Securities to be under any lien or attachment.

4.   EXERCISE OF ADDITIONAL OPTION BY PURCHASER

     4.1 Upon receipt of written notice from any of the Holders, within 14 days after receipt of written notice from the Purchaser of the exercise of the Additional Option by the Purchaser, which of the Prices Per Share (as the same are defined in the Purchase Agreement), the Escrow Agent shall tabulate the votes received within such period of time and shall determine, in a written notice to all parties hereto, which of the Prices Per Share received the majority of votes of the participating Holders (based on their share holdings in the Company at such time); such determination shall be binding upon all the Holders entitled to participate in said vote, whether or not they actually participated. In the event that the Escrow Agent does not receive, within the aforesaid period of time, any votes at all, it shall be deemed to be a determination of the Holders to choose the Price Per Share in Cash.

     4.2 Upon receipt of written notice from the Purchaser of the exercise of the

          Additional Option by the Purchaser in compliance with the provisions of the Purchase Agreement, the Escrow Agent shall execute share transfer deeds and such other documents as may be required in order to transfer all Escrowed Securities held by it at that time to Purchaser, and, upon confirmation of receipt by the Beneficial Owners -- or deposit with the Escrow Agent for their benefit -- of the agreed upon consideration therefor, as set forth in the Purchase Agreement, the Escrow Agent shall deliver to the Purchaser the Escrowed Securities, and, if applicable, such deeds and other documents as may be required to transfer the Escrowed Securities to the Purchaser, for execution by Purchaser and delivery to the Company for registration of such transfer.

5.   RELEASE OF SHARES AND CONVERTIBLE SECURITIES

     If the Additional Option has not been exercised by the Purchaser, then, upon the earlier of: (i) the expiration of the Additional Option Period, as such term is defined in the Purchase Agreement, or (ii) the effective date of a registration statement under the Securities Act of 1933, as amended, or a similar document in connection with an initial public offering of the Company's securities to the public, notification of which shall be given immediately by the Company to all parties hereto, then, immediately after such event the escrow hereunder shall terminate, and the Escrow Agent deliver to the Beneficial Owners all Escrowed Securities, and, if applicable, such deeds and other documents as may be required to transfer the Escrowed Securities to the Beneficial Owners.

     By execution hereof the Company approves, and represents that its Board of Directors approved, such transfer of all Escrowed Securities to the Beneficial Owners thereof, and covenants that upon termination of the escrow hereunder, and transfer of all Escrowed Securities as aforesaid, it shall register the Beneficial Owners as the holders of the Escrowed Securities in its books and ledgers.

6.   RELEASE OF ESCROW AGENT

     All responsibilities and obligations of the Escrow Agent under the terms of this Agreement shall terminate at such time as the Escrow Agent shall have delivered or made available to the Purchaser, under Section 4, or to the Beneficial Owners, under Section 5, all Escrowed Securities or deeds or other documents required to transfer the Escrowed Securities to the Purchaser or Beneficial Owners, as applicable. Such termination of Escrow Agent's responsibilities and obligations shall not prejudice in any way or manner Escrow Agent's rights hereunder, including under Sections 7 - 10 hereof.

7.   ACTIONS OF ESCROW AGENT; REFUSAL TO ACT

     7.1 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other document that the Escrow Agent believes to be genuine, provided, however, that Escrow Agent shall give all parties hereto prior written notice of at least seven days before it takes any action -- or fails to act -- based on such notice, document etc. The Escrow Agent may absolutely rely upon a certificate of the Chairman of the Board of the Company with respect to the occurrence of any action by or relating to the Company. The Escrow Agent may confer with legal counsel in the event the provisions hereof, or its duties hereunder, so require, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions and instructions of such counsel.

     7.2 In the event of any disagreement resulting in adverse claims or demands being made by the parties to this Agreement in connection with any of the Escrowed Securities, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (a) the rights of all parties have been adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjudged or all doubt resolved by agreement among the parties to this Agreement and the Escrow Agent shall have been notified thereof in writing signed by such parties. In addition to the foregoing remedies, the Escrow Agent is hereby authorized, in the event of any doubt as to its course of action, to petition a court of competent jurisdiction for instructions. In any event, the Company hereby agrees to defend and to hold the Escrow Agent harmless from all liability or loss occasioned thereby and to pay any and all of its costs, expenses and attorneys' fees incurred in any such action, and agrees that on such petition or interpleader action the Escrow Agent, its servants, agents, employees and officers will be relieved of any further liability.

8.   ACTION OF ESCROW AGENT NOT CONCLUSIVE

     For the avoidance of doubt the parties hereto confirm that their mutual rights and obligations shall always be governed by the provisions of the Purchase Agreement, and that the action or inaction of the Escrow Agent hereunder, in any matter whatsoever, shall not change any of their substantive rights under the Purchase Agreement.

9.   FEES; REIMBURSEMENT OF EXPENSES

     Escrow Agent shall be entitled to receive from the Company its fees, as shall be agreed upon between Escrow Agent and the Company, and reimbursement for all reasonable out-of-pocket expenses incurred by Escrow Agent in the performance of its services hereunder.

10.  INDEMNIFICATION

     In connection with the performance of the escrow services hereunder (and of any other or additional escrow services which may be requested in the future), Escrow Agent shall not have or incur any liability whatsoever by reason of any act or omission of Escrow Agent towards any peror entity, whether a party to this agreement or not, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are in good faith; and the Company shall indemnify Escrow Agent and hold it harmless, against and from any and all loss, cost, liability, damage or expenses which it may incur by reason of any such act or omission, on the condition aforesaid.

11.  RESIGNATION OF ESCROW AGENT

     Escrow Agent may resign at any time upon thirty (30) days prior written notice to the parties hereto. Upon the resignation of Escrow Agent, Escrow Agent shall transfer the Escrowed Securities to the escrow agent appointed to replace it, or according to the written instructions of all parties hereto.

12.  CONFIDENTIALITY

     Escrow Agent shall maintain in the strictest confidence the contents and subject matter hereof. Escrow Agent shall dispose of all documents containing any such information which are in Escrow Agent's possession or under its control, in accordance with written instructions in such regard received from the Company from time to time.

13.  PLURAL EXPRESSIONS

     The terms Existing Shareholders, Beneficial Owners or Escrowed Securities used herein shall always apply severally, in respect of each Existing Shareholder or Beneficial Owner and the Escrowed Securities held on his, her or its behalf, and there shall not be any joint liability upon, or right of, the Existing Shareholders or the Beneficial Owners together.

14.  AMENDMENT

     This Agreement may not be modified or amended except by mutual written agreement of all the parties hereto. However, a party hereto may waive the observance of any of the terms hereof in respect of his or its rights only.

15.  ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided, however, that Escrow Agent shall have no right to assign or transfer the Escrowed Securities to any party other than as specified in this Agreement.

16.  FURTHER ASSURANCES

     Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments certificates and other documents, and take such other action as any other party hereto may reasonably require in order to carry out the purpose of this Agreement and the transactions contemplated hereby.

17.  GOVERNING LAW

     This Agreement shall be governed and enforced in accordance with the laws of the State of Israel.

18.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement of the parties with relation to the subject matter hereof, and cancels and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements (oral or written) of the parties relating to such subject matter.

19.  SEVERABILITY

     In case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.  COUNTERPARTS

     This Agreement may be executed in multiple counterparts, which taken together shall constitute a single document.

21.  NOTICES

     Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) seven (7) days after it is mailed by registered mail; (b) upon the transmittal thereof by telecopier; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth herein or to such other address of which notice as aforesaid is actually received.

     If to the Company, at:

     APTEL Ltd.
     1 Ha'amanut Street, Netanya 42160
     Fax: 09-851189

     If to the Purchaser:

     D.S.P. Semiconductors Ltd.
     13 Gush Etzion Street, Givat Shmuel
     Fax: 03-5323220

     If to the Escrow Agent:
     I. Fischer & Co. Trustees Ltd.
     25 Ibn Gvirol Street, Tel Aviv
     Fax: 03-5250141

     If to any of the Existing Shareholders:
     At the addresses set forth opposite each Existing Shareholder's name on Exhibit A hereto.




IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


THE COMPANY :


_______________________
Aptel Ltd.
By:

PURCHASER:



__________________________
D.S.P. Semiconductors Ltd.
By:



THE ESCROW AGENT:



______________________________
I. Fischer & Co. Trustees Ltd.
By: __________________________

                                   EXHIBIT A

THE EXISTING SHAREHOLDERS:

Dovrat Shrem/Yozma Polaris Fund L.P.              ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6963735


Dovrat Shrem & Co. Ltd.                           ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6953137


Leader Underwriters Ltd.                         ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6962888


Adasha Yizum Proyektim (Tel Aviv) Ltd.            ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6950489


El-Kanit Development Ltd.                         ________________________
By:
Address for Notices:      33 Yaavetz Street,
Tel Aviv; fax __________


Menachem Keinan                                   ________________________
Address for Notices:      ___________
______________________________
______________________________


Ofer Bar Or                                       ________________________
Address for Notices:      ___________
______________________________

______________________________

                                 EXHIBIT 10.7

                           ISSUANCE OF NEW SECURITIES

If at any time until the closing of the IPO the Company proposes to issue and sell New Securities, as defined below, it shall enable each of the Existing Shareholders and the Purchaser ("Offerees") to maintain his or its proportionate holdings of the share capital of the Company as follows:

1.   DEFINITION

     "NEW SECURITIES" shall mean any capital stock of the Company, whether or not now authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" shall not include (i) shares of the Company issuable upon exercise of options or warrants outstanding on the date hereof (including pursuant to the Option and the Additional Option, as such terms are defined in the Agreement); (ii) securities offered to the public; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of another corporation or any other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation; (iv) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchases or stock bonus arrangement approved by the Board of Directors of the Company; (v) securities issued pursuant to payment of any dividend or distribution with respect to the Company's issued and outstanding capital stock; (vi) securities issued to any person or entity (other than an employee, director or shareholder of the Company) in consideration of services rendered to the Company.

2.   OFFER TO OFFEREES

     In the event the Company undertakes an issuance of New Securities, it shall give each Offeree written notice thereof, which notice may be given, at the sole discretion of the Company, either concurrently with, or following, such issuance, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same, and offering such Offeree to purchase such number of such New
     Securities, at such price and on such terms, as is necessary for such Offeree to retain the proportion of the Company's share capital which it held immediately prior to such issuance. For the avoidance of doubt, such proportion shall include any and all classes of shares of the Company, such that an Offeree who is holding Ordinary Shares and Class A Ordinary Shares shall be entitled to retain the aggregate proportion of his holdings, provided, however, that the Company shall be bound to offer to such Offeree, and he shall be only entitled to, shares of the same class for each class of shares held by him (e.g., he shall be offered, and entitled to purchase, only Class A Ordinary Shares in order to retain the proportion of his holdings of shares of Class A Ordinary Shares). Such Offeree shall have fourteen (14) days from the date of such notice to accept such offer, in whole or in part, by written notice to the Company, and to enter into an agreement with the Company with respect thereto, provided that if the purchase by such Offeree is being effected prior to, or concurrently with, such issuance of New Securities (rather than subsequent thereto) then such Offeree shall be obligated to consummate the purchase of such New Securities only if the Company consummates the sale of the balance of the New Securities, pursuant to the terms described in such notice.

3.   SALE UPON REFUSAL

     In the event that such offer is made to an Offeree prior to, or concurrently with, such issuance of New Securities (rather than subsequent thereto) and the Offeree fails to accept such offer as to all of the New Securities apportioned to him or it, the Company shall have the right within one hundred and twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement), to sell the New Securities as to which such offer was not accepted, provided, however, that no such sale be effected at a price or upon terms more favorable to the purchasers thereof than those specified in the Company's notice pursuant to Section 2. In the event the Company has not sold or entered into an agreement to sell such New Securities within the periods specified above, the Company shall not thereafter issue or sell such New Securities without first complying with the procedure set forth in this Exhibit.

                                 EXHIBIT 10.8

                         REGISTRATION RIGHTS AGREEMENT


The Company and the Persons whose name is set forth in Schedule A hereto covenant and agree as follows:

1.   DEFINITIONS. For purposes of this Exhibit:

     1.1 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

     1.2 The term "Registrable Securities" means the Ordinary Shares presently held or hereinafter acquired by any of the shareholders of the Company prior to the conversion of the Class A Ordinary Shares of the Company to Ordinary Shares.

     1.3 The term "Holder" means any Person holding Ordinary Shares of the Company, whether or not he or it is a party hereto.

     1.4 The term "Securities Act" means the U.S. Securities Act of 1933, as amended.

     1.5 The term "Public Corporation" means a corporation which has a class of equity security registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or which is required to file periodic reports pursuant to Section 15(d) of the 1934 Act.

     1.6 The term "SEC" means the United States Securities and Exchange Commission.

2.   REQUIRED REGISTRATION
     2.1 Subject to the further provisions of this Exhibit, any Holder or Holders of at least a Majority (as such term is defined herein) of Registrable Securities not previously registered may request, at any time during the four-year period commencing nine months after the date the Company becomes a Public Corporation, a registration of all or part of his Registrable Securities. Within ten (10) days after receipt of such request, the Company will serve written notice of such registration request to all Holders and will, subject to the further provisions of this Exhibit, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) business days after the receipt by the applicable Holder of the mailing of the Company's notice. All requests made pursuant to this Section 2.1 will specify the number of Registrable Securities to be registered and will also specify the intended method of disposition thereof. For purposes of this Section, the term "Majority" means a majority of all Registrable Securities not previously registered, or a majority of all Registrable Securities, excluding any Registrable Securities held by D.S.P Semiconductors Ltd. or any of its transferees or assigns, not previously registered.

     2.2 If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
          Section 2 and the Company shall include such information in the written notice referred to in Section 2. 1. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall be responsible for underwriting commissions and fees applicable to the sale of their respective securities and shall (together with the Company as provided in Section 4.5 below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and the Initiating Holders. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall be required to include in the offering only that number of Registrable Securities of the Holders which the underwriters believe will not jeopardize the success of the offering (reduced pro rata among the participating Holders based upon the number of Registrable Securities held by them).

     2.3 The Company is obligated to effect, in the aggregate, only two (2) required registrations pursuant to this Section 2. In addition, the Company shall not be obligated to effect such registration unless the Registrable Securities requested by all Holders to be registered pursuant to this Section 2 have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least US$4,000,000.

     2.4 Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders.

3. INCIDENTAL REGISTRATION. If at any time after the Company becomes a Public Corporation (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered to employees pursuant to employee benefit plan on Form S-8, a registration in connection with an exchange offer or any acquisition or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, cause to be registered under the Securities Act all of the Registrable Securities of each Holder requesting such registration, subject to Section 7 hereof.

4. OBLIGATIONS OF THE COMPANY. Whenever required under this Exhibit to file a registration statement with respect to the Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:

     4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use it best efforts to cause such registration statement to become effective, and keep such registration statement current and effective for up to ninety (90) days.

     4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     4.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     4.4 Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that in no event shall the Company be required to qualify to do business in any state or to take any action which would subject it to general or unlimited service of process in any state where it is not now so subject.

     4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

5. INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

6. EXPENSES OF REGISTRATION. All expenses incurred by the Company in connection with any registration pursuant to this Exhibit (other than underwriter's commissions and fees or any fees of others employed by a selling Holder, including attorneys' fees), including without limitation all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

7. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize or in any way reduce the success of the offering by the Company. If the total amount of Registrable Securities that all Holders with registration rights under Section 3 request to be included in such offering exceed the amount of such securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of

     Registrable Securities of the Holders which the underwriters believe will not jeopardize the success of the offering; provided that the Registrable Securities to be included in such case shall be apportioned pro rata among the Holders based upon the total amount of Registrable Securities held by them. For the avoidance of doubt, nothing herein shall limit in any way the Company's sole and absolute discretion in selecting underwriters for an offering by the Company.

8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Exhibit:

     8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") : (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus -- or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in a connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     8.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the Securities Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the 1934 Act, and any Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration.

     8.3 Promptly after receipt by an indemnified party under this Section 8.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 8.

9. REPORTS UNDER THE 1934 ACT. If the Company is a Public Corporation, then with a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees to for up to three (3) years from the date the Company becomes a Public Corporation:

     9.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     9.2 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

     9.3 Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon reasonable request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.

10. LOCK-UP. In any registration of the Company's shares all Holders agree that any sale of Registrable Securities shall be subject to a "lock-up" period restricting such sales for up to one hundred and eighty (180) days, and all Holders will agree to abide by such customary "lock-up" period of up to one hundred and eighty (180) days with such customary terms as is required by the underwriter in such registration, and will execute such underwriter's standard form of lock-up agreement evidencing such obligation.

11. HOLDBACK. Each Holder that is not participating in a given Registration in which Registrable Securities are included agrees not to sell or distribute any shares of the Company during the period beginning fourteen days prior to, and ending one hundred and eighty (180) days following, the effective date of such registration, and will execute such customary form of agreement evidencing such obligation.

12. THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of all shareholders of the Company holding Ordinary Shares, whether or not they are parties hereto.

13. AMENDMENT. This Agreement may be amended with the written consent of the Company and the holders of at least 75% of the Ordinary Shares of the Company then issued and outstanding, provided, however, that the terms of any such amendment shall apply equally to all Holders.

                  SCHEDULE A to REGISTRATION RIGHTS AGREEMENT

                             LIST OF PARTIES




D.S.P. Semiconductors Ltd.                        ________________________
By:


Dovrat Shrem/Yozma Polaris Fund L.P.              ________________________
By:


Dovrat Shrem & Co. Ltd.                           ________________________
By:


Leader Underwriters Ltd.                          ________________________
By:


Adasha Yizum Proyektim (Tel Aviv) Ltd.            ________________________
By:


El Kanit Development Ltd.                         ________________________
By:


Menachem Kenan                                    ________________________



Ofer Bar Or                                       ________________________

                                 EXHIBIT 10.9

                   RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this "Agreement") is entered as of ________, 1996, by and among the persons and entities whose names and addresses appear on EXHIBIT A hereto (collectively, the "EXISTING SHAREHOLDERS"), and D.S.P. SEMICONDUCTORS LTD., a company incorporated under the laws of the State of Israel and having its principal offices at 13 Gush Etzion Street, Givat Shmuel, Israel (the "PURCHASER"; the Existing Shareholders and the Purchaser are hereinafter collectively referred to as the "SHAREHOLDERS").


WHEREAS, each of the Shareholders owns Ordinary and/or Class A Ordinary Shares (collectively, "SHARES") of Aptel Ltd., an Israeli company (the "COMPANY"); and

WHEREAS, the Shareholders wish to set forth in writing their agreements regarding sales or transfers of such Shares in the future;

NOW, THEREFORE, the parties hereto agree as follows:

1.   PROHIBITED TRANSFERS
     In addition to any limitation applying to any of the Shareholders under that certain Share Purchase and Shareholders Agreement entered into on the date hereof among the Company, the Existing Shareholders, and the Purchaser (the "INVESTMENT AGREEMENT"), the Shareholders shall not sell, assign or transfer (collectively, "TRANSFER"), all or any part of the Shares (as hereinafter defined) owned by them during the term of this Agreement other than in compliance with the terms of this Agreement. For purposes of this Agreement, the term "SHARES" shall mean and include all shares of the Company and all rights to acquire shares of the Company owned by the Shareholders, whether presently held or hereafter acquired.

2.   PURCHASER RIGHT OF CO-SALE
     2.1 If at any time any of the Existing Shareholders desires to Transfer in any manner any Shares pursuant to the terms of a bona fide offer received from a third party (in this Section, the "BUYER"), such Existing Shareholder shall promptly notify the Purchaser and the Purchaser shall have the right to require, as a condition to such Transfer, that the Buyer purchase from the Purchaser at the same price per share and on the same terms and conditions as involved in such Transfer by the Existing Shareholder that percentage of the Shares (regardless of whether the Shares consist of Ordinary or Series A Ordinary Shares) proposed to be acquired by the Buyer (in this Section, the "TRANSACTION SHARES") expressed by a fraction, the numerator of which is the number of Shares then held by the Purchaser and the denominator of which is the sum of (i) the aggregate number of Shares then held by the Purchaser and (ii) the aggregate number of Shares then held by the Existing Shareholders (such percentage shall be referred to as the "PURCHASER CO-SALE PRO RATA PERCENTAGE").

     2.2 The Purchaser shall act upon the Buyer's offer to buy within seven (7) days after receipt of written notice delivered to the Purchaser by the selling Existing Shareholder which fully describes the offer (in this Section, the "CO-SALE OFFER'). In the event that the Purchaser shall elect to participate in such Transfer, the Purchaser shall communicate in writing such election to the selling Existing Shareholder within the aforesaid period of time, and, if the Transfer to the Buyer is consummated, Purchaser shall be entitled to Transfer to the Buyer as part thereof the Purchaser Co-Sale Pro Rata Percentage of the Transaction Shares, at the same price per share and on the same terms and conditions as set forth in the Co-Sale Offer. If the Purchaser did not respond within the aforesaid time period, it shall be deemed to be refusing to participate in such Transfer.

     2.3 If the Purchaser did not elect to participate in such Transfer, then the selling Existing Shareholder shall be entitled to Transfer the Transaction Shares to the Buyer at any time within 90 days thereafter, subject to Section 4 hereof. Any such Transfer shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the selling Existing Shareholder than those specified in the Co-Sale Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 2.

3.   EXISTING SHAREHOLDERS RIGHT OF CO-SALE
     3.1 If at any time the Purchaser desires to Transfer in any manner any Shares pursuant to the terms of a bona fide offer received from a third party (in this Section, the "BUYER"), it shall promptly notify the Existing Shareholders and the Existing Shareholders shall have the right to require, as a condition to such Transfer, that the Buyer purchase from the Existing Shareholders at the same price per share and on the same terms and conditions as involved in such Transfer by the Purchaser that percentage of the Shares (regardless of whether the Shares consist of Ordinary or Series A Ordinary Shares) proposed to be acquired by the Buyer (in this Section, the "TRANSACTION SHARES") expressed by a fraction, the numerator of which is the number of Shares then held by the Existing Shareholders and the denominator of which is the sum of (i) the aggregate number of Shares then held by the Purchaser and (ii) the aggregate number of Shares then held by the Existing Shareholders (such percentage shall be referred to as "EXISTING SHAREHOLDERS CO-SALE PRO RATA PERCENTAGE").

     3.2 The Existing Shareholders shall act upon the Buyer's offer to buy within seven (7) days after receipt of written notice delivered to the Existing Shareholders by the Purchaser which fully describes the offer (the "CO-SALE OFFER'). In the event that one or more of the Existing Shareholders shall elect to participate in such Transfer, each such Existing Shareholder shall communicate in writing such election to the Purchaser within the aforesaid period of time, and, if the Transfer to the Buyer is consummated, such Existing Shareholders shall be entitled to Transfer to the Buyer as part thereof the Existing Shareholders Co-Sale Pro Rata Percentage of the Transaction Shares (to be allocated among them pro rata to their holdings in the Company), at the same price per share and on the same terms and conditions as set forth in the Co-Sale Offer. If an Existing Shareholder did not respond within the aforesaid time period, it shall be deemed to be refusing to participate in such Transfer.

     3.3 If none of the Existing Shareholders elected to participate in such Transfer, then the Purchaser shall be entitled to sell or transfer the Transaction Shares to the Buyer at any time within 90 days thereafter, subject to Section 4. Any such Transfer shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those specified in the Co-Sale Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 3.

4.   RIGHT OF FIRST REFUSAL
     The Shareholders shall have a right of first refusal with respect to any Transfer by a Shareholder of all or any of his or its shares in the Company, and with respect to any transmission by operation of law of any or all of his or its shares, as follows:

     4.1 If at any time, after completing the procedures set forth in Sections 2 or 3, as applicable, any Shareholder wishes to Transfer any or all Shares owned by him or it ("OFFEROR") pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to the other Shareholders ("OFFEREES") on terms and conditions, including price, identical to those proposed by such third party; in the event of transmission by operation of law of any or all of a Shareholder's Shares, the Company shall give written notice of such transmission to all Shareholders , and such notice shall be deemed to be an Offer to purchase such Shares at their fair market value determined by an appraiser agreed upon among the parties (the terms of the Offer are referred to herein as the "PROPOSED TERMS"). The Offer shall disclose the of the proposed purchaser or transferee, the Shares proposed to be sold or transferred and the Proposed Terms..

     4.2 Each Offeree shall have the right to purchase that number of the Offered Shares as shall be equal to the aggregate Offered Shares multiplied by a fraction, the numerator of which is the number of Shares then held by such Offeree and the denominator of which is the aggregate number of Shares then owned by all of the Offerees (such fraction hereinafter referred to as the "PRO RATA FRACTION" of each Offeree). Each Offeree shall have the right to accept the Offer only as to all of the Pro Rata Fraction. In the event an Offeree does not wish to purchase his Pro Rata Fraction of the Offered Shares, then any other Offeree who so elects shall have the right to purchase, on a pro rata basis with other Offerees who so elect, any Pro Rata Fraction of Offered Shares not purchased by an Offeree. If the Offerees do not elect to purchase all of the Offered Shares, then there shall be no right to purchase Shares pursuant to this Section 2.

     4.3 Within 14 days from the date of receipt of the Offer, each of the Offerees shall give written notice to the Offeror (the "RESPONSE NOTICE") whether he wishes to purchase his Pro Rata Fraction of the Offered Shares, and whether he wishes to purchase, in addition, his applicable Pro Rata Fraction of Offered Shares not purchased by other Offerees, all pursuant to the Proposed Terms. If such Response Notice has not been given by an Offeree within the aforesaid time period, he shall be deemed to have refused to purchase his Pro Rata Fraction of the Offered Shares.

     4.4 At the expiration of the said 14 days: (i) if notices of Offerees who expressed their wish to purchase Offered Shares have been received by the Offeror in respect of all of the Offered Shares, the Offered Shares shall be Transferred by the Offeror to such Offerees pursuant to the Proposed Terms; (ii) in the event that the Offerees do not elect to purchase all of the Offered Shares, then such Offered Shares may be Transferred by such Offeror at any time within 90 days thereafter. Any such Transfer shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than the Proposed Terms. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to this Section 4.

5.   PERMITTED TRANSFERS
     5.1 The right of co-sale or first refusal contained in this Agreement shall not apply to: (a) any Transfer of Shares by a Shareholder to any member or members of his immediate family (which shall be deemed to include a mother-in-law, father-in-law, brother-in-law and/or sister-in-law); (b) with respect to any corporate Shareholder - any Transfer to another corporate entity which controls, is controlled by, or is under common control with such corporate Shareholder, or to one or more of its shareholders, directors, officers or limited or general partners, or to entities that manage or co-manage, directly or indirectly, the Shareholder or any of its general or limited partners; and (c) any Transfer between the Existing Shareholders.

     5.2 In the event of any such Transfer, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement and, as a condition to such Transfer, shall execute a counterpart of this Agreement as a party hereto.

6.   OPTIONS, WARRANTS, PLEDGES, LIENS ETC.
     Other than a Transfer, or transmission by operation of law, of shares pursuant to the provisions of this Agreement, the Shareholders, during the term of this Agreement, shall not grant any warrants, options, or other rights whatsoever with respect to their Shares of the Company and shall not pledge, hypothecate, grant security interest, subject to a lien, mortgage or in any other way encumber all or any part of the Shares owned by them, or allow such Shares to be under any lien or attachment.

7.   TERMINATION
     This Agreement shall terminate upon the earlier of: (i) the end of 30 months from the date hereof, except that (x) if Purchaser exercised the Option (as such term is defined in the Investment Agreement), this period shall be extended, in respect of Sections 3 and 5 only - to 48 months from the date hereof, and (y) in respect of Sections 4 and 5, this clause (i) shall not apply; (ii) the exercise of the Additional Option (as such term is defined in the Investment Agreement) by Purchaser, and, in respect of
     Section 2 only, the exercise of the Option (as such term is defined in the Investment Agreement) by Purchaser, or (iii) the effective date of a registration statement under the Securities Act of 1933, as amended, or a similar document in connection with an initial public offering of the Company's securities to the public.

8.   SPECIFIC PERFORMANCE
     The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

9.   GENERAL PROVISIONS
     9.1 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes all prior agreements between all or some of the parties hereof with regard to such subject matter; however, notwithstanding any provision of this Agreement to the contrary, the Shareholders hereby agree that any Transfer of Shares is expressly subordinate and subject to the provisions of the Investment Agreement, and, specifically, to the provisions of that certain Trust Agreement entered into on the date hereof among the Existing Shareholders, the Purchaser, the Company and others.

     9.2 Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) when received or seven (7) days after it is mailed by prepaid registered mail; (b) upon the transmittal thereof by telecopier; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth above or herein or to such other address of which notice as aforesaid is actually received.

     9.3 The parties hereto agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     9.4 This Agreement may not be assigned by any of the parties hereto except as set forth in the Investment Agreement or in the Memorandum and Articles of Association of the Company. Upon such permitted assignment, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     9.5 Any term of this Agreement may be amended only with the written consent of all of the parties to this Agreement. However, a party hereto may waive the observance of any of the terms hereof in respect of his or its rights only.

     9.6 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

     9.7 All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     9.8 This Agreement shall be governed exclusively by and construed solely in accordance with, the laws of the State of Israel. The parties each hereby agrees to the exclusive jurisdiction of the appropriate courts of the State of Israel, the District of Tel Aviv.

     9.9 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     9.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first herein above set forth.



PURCHASER:

__________________________
D.S.P. Semiconductors Ltd.
By:

                                   EXHIBIT A

THE EXISTING SHAREHOLDERS:


Dovrat Shrem/Yozma Polaris Fund L.P.              ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6963735


Dovrat Shrem & Co. Ltd.                           ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6953137


Leader Underwriters Ltd.                          ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6962888


Adasha Yizum Proyektim (Tel Aviv) Ltd.            ________________________
By:
Address for Notices:      37 Shaul Hamelech Blvd.,
Tel Aviv; fax 03-6950489


El-Kanit Development Ltd.                         ________________________
By:
Address for Notices:      33 Yaavetz Street,
Tel Aviv; fax __________



Menachem Kenan                                    ________________________
Address for Notices:      ___________
______________________________
______________________________

Ofer Bar Or                                  ________________________


Address for Notices:      ___________
______________________________
______________________________

                                  EXHIBIT 10.11

                             BUDGET (USE OF PROCEEDS)

                                   APTEL LTD.



                              BUDGET Q3-Q4/96, 1997




PREPARED BY:
JACK HOTZ / FINANCIAL MANAGER DSP GROUP
MENACHEM KENAN / GENERAL MANAGER APTEL

                                TABLE OF CONTENTS

ACTIVITIES
     2-Way paging:
     Telemetry:
     Cordless:

POTENTIAL PARTNERS / CUSTOMERS
     2-Way paging:
     Telemetry:
     Cordless:

BURN RATE
     Personnel:

REVENUES
     2-Way paging:
     Telemetry:
     Cordless:

P&L

ASSUMPTIONS

ACTIVITIES

2-WAY PAGING:

          APTEL Ltd. has developed a two way paging concept which allows paging operators to offer full coverage service from the very first day of operation. This approach is made possible by the use of very large cells ( receiving base stations ), which operate in Direct Sequence Spread Spectrum modulation. The capacity of the system can be increased as the number of subscribers grows
                              [ * ]                                         .
          APTEL designs the receiving base stations, the center control management station, and the 2-way pagers hand sets.

TELEMETRY:

          Paging operators worldwide are seeking to diversify their services from man-to-man, to man-to-machine and machine-to-man. A modification of the APTEL 2-way pager will allow paging operators to penetrate a whole new array of services including:
                                           [ * ]
                               . The commonality in the R&D effort if very high between with the 2-way pager and telemetry project. The receive base station are literally the same, and major parts of the network management center can be utilized in telemetry projects.
                                           [ * ]
                                                               .

CORDLESS:

          APTEL has developed unique expertise in Spread Spectrum Direct Sequence modulation, a method which became the preferred implementation in 900 MHz spread spectrum cordless telephones. DSP Group Inc., a leading TAD chip provider and a major share holder in APTEL, has submitted an application to BIRD F for the design of a DSP chip as well as an RF module for cordless application.
                                          [ * ]
                                                                 .


[ * ] Confidential Treatment Requested

POTENTIAL PARTNERS / CUSTOMERS

2-WAY PAGING:











                                          [ * ]











TELEMETRY:






                                         [ * ]







[ * ] Confidential Treatment Requested

CORDLESS:



                                         [ * ]




[ * ] Confidential Treatment Requested

BURN RATE


PERSONNEL:
          R&D:
          12 engineers are now employed in APTEL. In order to fulfill its tasks, APTEL plans to add engineers at a rate of [ * ] per month to a total of [ * ] in mid 97. The average expense per engineer per year as estimated at $ [ * ] US. Hence the current R&D expense of $[ * ] is expected to rise to $[ * ], linearly, by 97.

          G&A:
          Current G&A expense are $  [ * ]   . As APTEL starts selling and
          manufacturing, its G&A expenses are expected to reach about
          $  [ * ]

          MARKETING:
          Today, the marketing department includes [ * ] . It is projected that the following functions will be added during the course of the next 12 months:

          [ * ]

                                                                      .

          OPERATIONS:
          APTEL plans to recruit   [ * ]   individuals to supervise the
          following functions:

          [ * ]




[ * ] Confidential Treatment Requested

REVENUES
2-WAY PAGING:
          First revenues are expected in [ * ] assuming that APTEL will conclude a business deal with either [ * ] or similar major paging vendor. In the case of [ * ], quantities in [ * ] are expected to reach [ * ] 2-way pagers, for which APTEL expects to receive between
            [ * ]  dollars for each pager produced.

          APTEL is also hoping to receive revenues from licensing of its technology, however such revenues are more likely to be accepted after a deal with [ * ] is signed.


TELEMETRY:
          First revenues are expected in [ * ] assuming that APTEL will invest in its production capabilities. Each transceiver is expected to sell
          for approximately $   [ * ]    US. in the first year of sales, APTEL
          expects to sell about [ * ] units which may result in gross revenues over $[ * ] and a gross profit of $ [ * ] .

CORDLESS:
                                      [ * ]                  .


[ * ] Confidential Treatment Requested

P&L
- ---

                                                          Q3-Q4  1996                            Q1-Q4 1997
                                                          -----------                            ----------
                                                               $                                     $
                                                               -                                     -
REVENUES
2-way paging                                                  [ * ]                                  [ * ]
BIRD F (Cordless)                                             [ * ]                                  [ * ]
Telemetry                                                     [ * ]                                  [ * ]
                                                          -----------                            ----------
Total Revenues                                                [ * ]                                  [ * ]
                                                          -----------                            ----------


EXPENSES
OPERATIONS
Salaries                                                      [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------

R&D
SALARIES                                                      [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]
Period 7-12/97                                                                   [ * ]
MATERIALS                                                     [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]

SUBCONTRACTORS                                                [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]
TRAVEL                                                        [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist
PATENTS                                                       [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------
GENERAL, ADMIN & MARKETING

Salaries & related expenses                                   [ * ]                                  [ * ]
Rent & related expenses                                       [ * ]                                  [ * ]
Office expenses                                               [ * ]                                  [ * ]
Travel                                                        [ * ]                                  [ * ]
Professional fees                                             [ * ]                                  [ * ]
Marketing expenses -travel                                    [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------

                                                          -----------                            ----------
Total Expenses                                                [ * ]                                  [ * ]
                                                          -----------                            ----------


[ * ] Confidential Treatment Requested

                                                          -----------                            ----------
Profit/(Loss)                                                 [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                          -----------                            ----------





[ * ] Confidential Treatment Requested

REFUND FROM CHIEF SCIENTIST /BIRD FOUNDATION


SALARIES                                        [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
MATERIALS                                       [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
SUBCONTRACTORS                                  [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
TRAVEL
BIRD F (Cordless)                               [ * ]                      [ * ]
PATENTS
Chief Scientist                                 [ * ]                      [ * ]
                                              --------                  --------
                                                [ * ]                      [ * ]
                                              --------                  --------

                                              --------                  --------
Net Results                                     [ * ]                      [ * ]
                                              --------                  --------
                                              --------                  --------


[ * ] Confidential Treatment Requested

ASSUMPTIONS

1.   The direct cost of an engineer is in the region of $[ * ] per year.

2. [ * ] engineers are going to be added during the next [ * ] months. [ * ] production personnel will be added within [ * ] months. [ * ] marketing personnel will be added. [ * ] G&A personnel will be added.

3. All expenses besides salaries have been based on the level of expenses incurred during the 1995 year, taking into account adjustments for staff increases.

4. The refund from the Chief Scientist in 1996 has been calculated at a rate of $ [ * ] per man month for salaries of R&D engineers and [ * ] of cost of materials and subcontractors.

5. Revenues are based on assumption that the above resources are put into place.


[ * ] Confidential Treatment Requested

                                   Exhibit 10.12

                                  BIRD Application

PROPOSAL



To:       ISRAEL-U.S. BINATIONAL RESEARCH AND DEVELOPMENT FOUNDATION

From:     APTEL LTD, KIRIAT NORDAU NEW IND. PARK
          NETANYA, ISRAEL
          Tel: 09-851201 Fax:09-851189
          DSPG  INC. 3120 SCOTT BOULEVARD SANTA CLARA
          CA 94303, USA
          Tel 408-986-4300: Fax 408-986-4442


PROJECT TITLE: [*]

PROJECT BUDGET:          First
                         Project
                         Period


Project Duration:        [*] months

Project Cost:            $[*]m

submitted by:            Israeli Company Officer  U.S. Company Officer

Signature                /s/ MENACHEM KENAN       /s/ OFFER RONEN
                         -----------------------  --------------------

Printed Name             Menachem Kenan           Offer Ronen

Date Submitted:          March 31st, 1996

Preferred date for project funding(1):   July 1st, 1996

                                           [*] Confidential Treatment Requested

                       Full Scale BIRD F. Project Proposal




                                March 31st, 1996


                                DSP Group - APTEL



                                     [*]

                          [*] - Table Of Contents



1. EXECUTIVE SUMMARY (C)

1.1 GENERAL BACKGROUND
    1.1.1 DSP GROUP AND APTEL
    1.1.2 PROJECT SUMMARY
1.2 [*] - THE INNOVATION
    1.2.1 PROJECT OBJECTIVES (C1)
    1.2.2 COLLABORATIVE RELATIONSHIP
    1.2.3 NON BIRD FUNDING
1.3 COMMERCIAL POTENTIAL (C2)
    1.3.1 WORLDWIDE MARKET
    1.3.2 [*] CHIP SET PRICES
    1.3.3 PROJECTED REVENUES
1.4 CAPABILITIES AND PERFORMANCES OF DSPG & APTEL IN RELATED AREAS.  (C3)
    1.4.1 DSP GROUP, INC.
    1.4.2 APTEL, LTD.
    1.4.3 COMPETITIVE EDGE
1.5 PREVIOUS BIRD PROJECTS  (C4)
    1.5.1 APTEL
    1.5.2 DSP GROUP
[*]
2. THE INNOVATION (D)
2.1 THE CURRENT SOLUTIONS (D1)
2.2 THE CURRENT DEFICIENCIES (D2)
2.3 THE DSP GROUP - APTEL APPROACH (D3)
2.4 THE UNIQUENESS   (D4)
2.5 BUDGET AND GANTT   (D5)
2.6 PATENTS    (D6)
2.7 STANDARDS    (D7)

3. PROPOSED R&D PROGRAM (E)

3.1 ANALYSIS OF THE PROBLEM (E1)
    3.1.1.1 [*] CHIP SPECIFICATION   (E.1.a)
    3.1.1.2 [*] MODULE SPECIFICATION   (E.1.a)
    3.1.1.3 [*] MODULE SPECIFICATION  (E.1.a)
    3.1.2 KEY TECHNOLOGICAL ISSUES PERTAINING TO 3.1.1 (E.1.b)
3.2 PROPOSED APPROACH  (E.2)
    3.2.1 WORK PLAN ( TASKS DESCRIPTION ) (E.2.a)
    3.2.2 RELEVANT TECHNOLOGIES IN DSP GROUP AND APTEL (E.2.b)
    3.2.3 TECHNICAL AND/OR ECONOMICAL CONSTRAINTS (E.2.c)
    3.2.4 IDENTIFICATION AND DETAILED DESCRIPTION OF EACH TASK (E.2.d)

4. PROGRAM PLAN (F)

                                           [*] Confidential Treatment Requested

4.1 BLOCK DIAGRAM
    4.1.1 CHIP SET BLOCK DIAGRAM
    4.1.2 DETAILED ASIC PART BLOCK DIAGRAM
4.2 GANTT CHART
4.2 MANPOWER LOADING CHART

5. THE MARKET  (G)

5.1 GENERAL  (G1)
    5.1.1 MARKET NEEDS
    5.1.2 SIMILAR PRODUCT LINES OF DSP GROUP AND APTEL SOLD TO THIS MARKET
    5.1.3 THE BASIS FOR THIS MARKET NEED
5.2 PRICE PERFORMANCE AND ASSOCIATED MANUFACTURING COSTS (G2)
    5.2.1 FEATURES & PRICES
    5.2.2 PRODUCTION COST
    5.2.3 COMPETITIVE PRICES
5.3 MARKETING ASPECTS (G3)
    5.3.1 WORLDWIDE MARKET
    5.3.2 CURRENT MARKETING CHANNELS OF DSPG
    5.3.3 MARKET GROWTH PATTERN
    5.3.4 MARKET SHARE AND NUMBER OF UNITS SOLD PER ANNUM
    5.3.5 UNITS SELLING PRICE GRAPH
5.4 REGULATORY ISSUES  (G4)
5.5 COMPETITION   (G5)
    5.5.1 CURRENT PLAYERS
    5.5.2 COMPETITION IMPACT ON DSP GROUP-APTEL PRODUCT

6. COMMERCIALIZATION - PLANS AND PROSPECTS (H)

6.1 PRODUCTION    (H1)
6.2 MARKETING CHANNELS   (H2)
6.3 CURRENT DISTRIBUTION NETWORK  (H3)
6.4 FINANCIAL RESOURCES   (H4)

7. COOPERATION AND BENEFITS (I)

8. ORGANIZATION AND MANAGEMENT PLAN (J)

8.1 PROCEDURES AND MEETINGS   (J1)
8.2 PROJECT ORGANIZATION STRUCTURE   (J2)
8.3 STAFF       (J3)

9. THE COMPANIES AND PROJECT PERSONNEL (K)

9.1 COMPANIES' BACKGROUNDS, OWNERSHIP, & MAIN BUSINESS
9.2 THE SYNERGISM OF THIS PROJECT WITH THE COMPANIES' ACTIVITIES
9.3 DESCRIPTION OF PREVIOUS BIRD PROJECTS
9.4 FINANCIAL RECORDS ( ANNUAL REPORTS)
9.5 KEY PERSONNEL ( RESUME)

10. PROJECT BUDGET  (L)

10.1 CASH FLOW:
10.2 PROPOSED PROJECT BUDGET

1. EXECUTIVE SUMMARY (C)

1.1 GENERAL BACKGROUND

1.1.1 DSP GROUP AND APTEL

- -------------------------------------------------------------------------------
                                 ISRAELI COMPANY                 US COMPANY
                                 ---------------                 ----------
- -------------------------------------------------------------------------------
COMPANY NAME                       APTEL Ltd.                  DSP Group, Inc.
- -------------------------------------------------------------------------------
Year Established                      1993                          1987
- -------------------------------------------------------------------------------
Revenues; Most recent
fiscal year                Has not started to sell yet             $ 50 M
- -------------------------------------------------------------------------------
Increase/ (decrease)
over previous year                     N/A                          75 %
- -------------------------------------------------------------------------------
Number of employees                    15                            106
- -------------------------------------------------------------------------------
Ownership                            Private                       Public
- -------------------------------------------------------------------------------
Number of previous
BIRD Projects                         None                           Two
- -------------------------------------------------------------------------------



1.1.2 Project Summary

- -------------------------------------------------------------------------------
     EXPECTED PROJECT TITLE:                              [*] Chip Set
- -------------------------------------------------------------------------------
     ESTIMATED PROJECT BUDGET:                    $ [*] M
- -------------------------------------------------------------------------------
     EXPECTED PROJECT DURATION:                   [*] Months
- -------------------------------------------------------------------------------

                                           [*] Confidential Treatment Requested

1.2 Digital Cordless - The Innovation

1.2.1 Project Objectives (C1)

          APTEL and DSP Group will join forces and resources to provide solutions to the rapidly growing [*] market. Initially the companies will target the [*], however second phase activities [*].

          This project proposal includes the definition & development of a cost-effective [*].

          The [*] chip will perform the following functions: [*].

          [*]

          The technology and capabilities developed as a result of this project will lead APTEL and DSP Group into a number of other adjacent markets including the [*] markets.

          [*]

1.2.2 Collaborative Relationship

          The project responsibilities will be shared between the companies as follows:

          APTEL will be responsible for the development of the [*].

          DSP Group will lead the development of the [*].

                                           [*] Confidential Treatment Requested

1.2.3 Non BIRD Funding

          The non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP will allocate and hire additional people to develop the [*]. APTEL will invest in the development of the [*].
          During commercialization, APTEL will receive from DSP Group a per unit [*] royalty for each unit sold.

                                           [*] Confidential Treatment Requested

1.3 Commercial Potential (C2)



1.3.1 Worldwide Market


          Forward Concepts, a market research firm, estimates that in 1996, [*] will represent [*] of the US market and that [*] will represent [*]. The average selling price
          ("ASP") of a [*] is roughly $[*], the ASP of a [*] is - $ [*], and that of a [*] is $[*]. ASP doesn't vary much because added functionality is provided through software which doesn't impact product cost.

          Worldwide [*] sales are predicted to grow dramatically, and [*] market share is predicted to grow from [*] in 1995 to roughly [*] in year 1999.

          The DSP chip market for [*] telephony will be total $[*] in year 2000, while the [*] chip market will be total $[*] in the same year.

          This forecast does not include other [*] technologies and standards, such as [*] which will function at [*]. We expect that our involvement in the [*] business will allow an easier migration into [*].

                                           [*] Confidential Treatment Requested

1.3.2 [*] Chip Set Prices

          Each [*] will contain [*]. Our target
          prices for each [*] are $ [*] respectively.
          Obviously, these prices will drop over time. Some of our customers will buy both [*] chips while others who have their own [*] will purchase only the [*] chip.

          ESTIMATED PRICES OF THE DSPG/APTEL CHIPS:

[*]
          Based on previous experience in chip manufacturing, we have estimated that our total manufacturing cost would be approximately [*] of our selling price.


1.3.3 Projected Revenues

          Assuming a market share of roughly [*] in year 2000 and the above chip price, DSP and APTEL predict that revenues from selling [*] will grow according to the following table:

      PROJECTED REVENUES FROM SELLING [*]


[*]

        Note:
          The repayment to BIRD Foundation will be based on Actual Revenues on the sale of [*] sales.
                                           [*] Confidential Treatment Requested

1.4 Capabilities and performances of DSPG & APTEL in related areas.  (C3)


1.4.1 DSP Group, Inc.

          Founded in 1986, DSP Group is a global leader in the development and marketing of high-performance, cost-effective digital signal processing (DSP) solutions for the consumer telephone, computer telephony and personal computer industries. By combining three key technologies -- speech processing algorithms, telephony algorithms and digital signal processors -- the company has delivered a wide range of DSP based products to manufacturers of telephones, computers and consumer electronics.

          DSP Group pioneered low-power digital signal processing for telephone answering devices (TAD), which has become a major aspect of the company's business. In addition to the chips for the TAD market, DSP Group has recently introduced three new speech co-processors for the PC market. DSP Group also licenses its internally developed DSP cores (PineDSPCore-TM- and OakDSPCore-TM-) and the TrueSpeech compression algorithms to a variety of PC software, hardware and semiconductor manufacturers.


1.4.2 APTEL, Ltd.

          APTEL specializes in the design of low-power RF circuitry for mobile applications.

          Since its inception in 1993, the company developed unique expertise in the design of miniaturized RF devices which require complex power management in the [*]. Much of APTEL's technology rests in the implementation of Direct Sequence Spread Spectrum modulation which is the method most frequently employed in [*].

          APTEL's RF capabilities supplement the strength which DSP Group brings to this joint project, and will facilitate the introduction of a [*].

1.4.3 Competitive Edge

          1.4.3.1 Integrated, low-cost, low-power solution:

          Both DSP Group and APTEL have low-cost, low-power solutions. The combination of DSP Group's DSP and VLSI expertise coupled with APTEL's [*] expertise will, facilitate the introduction of a very competitive low-power, low cost offering for the cordless market. This will allow us to introduce integrated chip sets for prices which are at least [*] lower than the competition.



          1.4.3.2 Strong marketing and sales channels:

          DSP Group will market these products through its existing TAD (Telephone Answering Device) channels. DSP Group has the largest market share (over [*]) of the digital TAD chip market and is recognized as the technology leader in this market.

          Most of DSPG's TAD customers have already introduced or are considering introducing [*]. Currently, over [*] of DSPG's TAD chips are incorporated with [*] units. The feedback DSP has received from its customers is that by [*] many of its customers plan to develop [*].

                                           [*] Confidential Treatment Requested

          DSP has already contacted several of its major customers regarding the proposed DSP/APTEL solution and received a very positive response that indicates strong sales potential.



          1.4.3.3 Proven, leading technologies

          DSP and APTEL intend to use their advanced technologies in the proposed [*] product. These include the DSP core architecture, and telephony and speech algorithms (including [*] offered by DSP, as well as the [*].

                                           [*] Confidential Treatment Requested

1.5 Previous BIRD Projects  (C4)


1.5.1 APTEL

          APTEL was not involved in BIRD projects in the past. The company has informed the BIRD foundation of potential projects in the past, and meetings have been held with third parties.

          Individuals within APTEL management have worked before with the BIRD
          F. in their previous capacities and successfully defined and completed BIRD projects.



1.5.2 DSP Group


DATE       PROJECT NO.    PROJECT NAME         MONEY RECEIVED     REPAYMENT

                                               $                  $


- --------------------------------------------------------------------------------
01/10/88    434           DSP Based TAD         [*]                   [*]
                          (Telephone
                          Answering Device)


01/11/89    475           DSP Based Chip Set    [*]                   [*]
                          for an Integrated
                          Fax/Speakerphone/
                          TAD Machine

                                        [*] Confidential Treatment Requested

2. The Innovation   (D)

[*]

[*]

2.1 The Current Solutions     (D1)

[*]

                                       [*] Confidential Treatment Requested

[*]

          Existing solutions are illustrated in the following figure :

[*]

[*]

          A few companies, most prominently [*]
          have recently announced  [*] chip sets, which
          perform [*]. Those solutions use a costly, complex
          design and are very expensive.   In addition, they do not include a
          [*] such as those are available from DSP Group.

          Other suppliers that have already entered the [*] market include [*]. Other competitors targeting the same market with partial solutions include: [*].

                                           [*] Confidential Treatment Requested

2.2 The Current Deficiencies  (D2)

          [*] currently carry high retail prices ([*]), which have limited sale volumes. Lack of open standards in the [*], and to the home and/or office has also limited sales.

[*]

          As mentioned earlier, [*] tends to be more complex than digital sections implementation and therefore more time consuming. As of yet, no vendor offers [*].

2.3 The DSP Group - APTEL Approach (D3)

          DSP Group and APTEL have joined forces to develop a [*] chipset which can support [*].
          Initially, the companies aim to produce a chip which will support [*]. This chip [*] will support [*]. DSPG and APTEL will provide application notes and reference designs.
                          [*]
          The design of the [*] will be more involved than that of the [*] chip. DSP Group and APTEL will consider providing the customer with [*]. [*] This project proposal pertains to the development of the [*] which will sell it. It corresponds to stage 1 and stage 2 of section 3.2.

2.4 THE UNIQUENESS            (D4)

          APTEL expertise in [*], coupled with DSP
          Group's capabilities in DSP design, create an opportunity to introduce a [*] chipset solution which will be unique in the marketplace.

          Most vendors provide either [*] and
          leave the integration phase to the OEM customer. This approach creates a long time-to-market factor which could be eliminated by the DSP Group-APTEL approach.[*]

          DSP Group has DSP expertise in speech and telephony algorithms. In addition, DSP has developed proprietary DSP cores, PineDSP Core and OakDSP Core, which are state of the art DSP processors with wide endorsement in the DSP marketplace. (See appendix B.) DSPG'S

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          licensee list consist of more than 24 licensees including - Siemens,
          NEC, Samsung, LSI Logic, VLSI Technology, GEC Plessey and TEMIC. The OakDSPCore is a second generation DSP from DSPG. It is a 16 bit, fixed point DSP which reaches over 40 MIPS in a 0.6u process. Both the Pine and Oak cores have smart power management which lends itself to the high demands of the [*] market. See attachment Appendix B on PINE and OAK specifications.

          DSP Group's ability to include TAD and voice compression features in the same chip set, facilitates the introduction of a uniquely powerful chipset. DSP Group possesses over [*] of the world digital TAD chipset market. The chips are based on the Pine and Oak cores and employ TrueSpeech, a DSP voice compression algorithm licensed to leading computer and telephony suppliers worldwide.

2.5 BUDGET AND GANTT          (D5)

          The R&D phase is expected to last [*] months, and upon its completion DSPG and APTEL expect to introduce a [*]. The estimate cost of the project is $[*] million, derived from the gantt chart and budget described in later sections.

2.6 PATENTS                   (D6)

          Neither DSP Group nor APTEL have applied for specific patents pertaining to [*] in the [*]. However, some of the existing technologies to be incorporated in the new product [*] are based on existing intellectual properties belonging to DSPG and APTEL. [*]

2.7 STANDARDS                 (D7)

          There are no standards governing the use of [*] within the [*]. The [*] need to comply with [*]. However, no rules apply to [*].

          [*] standards are emerging which provides an opportunity to develop a chipset which will be compatible with the new digital standards. This approach will allow the sale of chips along with other vendors chipsets.
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3. Proposed R&D Program  (E)


3.1 ANALYSIS OF THE PROBLEM   (E1)

          Numerous issues need to be addressed:

          - Marketing Channels     - DSP Group has a comprehensive distribution
                                   network for its current products. We need to examine the importance of including features or products from DSP Group's current offerings in this chipset, to ensure easier penetration to the existing install base of customers. We expect to determine the appropriate set of features during the first two months of the project.

          - Digital Standards      - The implementation of a standard protocol
                                   has clear advantages over a proprietary are [*] currently appears to be the most promising standard. It seems [*] could be obtained from vendors who have already implemented this protocol.

[*]


3.1.1.1 [*] SPECIFICATION               (E.1.a)


[*]

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3.1.1.2 [*] MODULE SPECIFICATION              (E.1.a)

[*]
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3.1.1.3 [*]  MODULE SPECIFICATION              (E.1.a)


[*]

3.1.2 KEY TECHNOLOGICAL ISSUES PERTAINING to 3.1.1 (E.1.b)

          - The implementation of the [*] chip using the Pine and/or Oak DSP cores.

          -    The inclusion of a [*] protocol in
               the [*] chip

               (Technical tasks are reasonable straight forward)

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3.2 Proposed Approach         (E.2)

[*]


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3.2.1 Work Plan (Tasks Description )   (E.2.a)


          The H/W developed in the first stage of the project will be the base for all stages. The work includes [*].

          Stage 1 will include the following tasks:

          DEFINITION - [*] MONTHS

           [*]

          HIGH LEVEL LOGIC DESIGN (VERILOG) - [*] MONTHS

           [*]
          CIRCUIT & LAYOUT - [*] MONTHS -

           [*]

          CHIP INTEGRATION - [*] MONTHS.

           [*]

          [*] SOFTWARE DEVELOPMENT -  [*] MONTHS ( THROUGH ALL H/W DESIGN
                                      STAGES)

           [*]

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           [*]

     MILESTONES

    [*]
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3.2.2 RELEVANT TECHNOLOGIES IN DSP GROUP AND APTEL (E.2.b)


          APTEL

          [*]                     [*]


          Power Supply            [*]



          DSP GROUP

          [*] Design              [*]



          Voice Compression       [*]



          Other TAD / Telephony Algorithms

                                  [*]



3.2.3 Technical and/or Economical Constraints     (E.2.c)

          The target chip-set has to meet the following constraints:

          [*]

          Advanced power management (in standby mode)

          The [*] will be designed from discrete components and will be used as a reference design in the first design stage. A commercial [*] will be designed in the second stage. It will marketed to customers without [*] capabilities. A more integrated solution, which will include a hybrid implementation of [*] is considered as a future project.

          Concerning economical issues, the non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP will allocate and hire additional people to develop the [*]. APTEL will invest in the development of the [*]. During commercialization, APTEL will receive from DSP Group a per unit [*] royalty for each unit sold.

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3.2.4 IDENTIFICATION AND DETAILED DESCRIPTION OF EACH TASK (E.2.d)

          (see Program Section)


Chip Design stages and tools :

Definition :


    [*]


CHIP BASIC PARTITION :

    [*]
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[*]

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LOGIC DESIGN :

[*]


CIRCUIT DESIGN :

[*]

LAYOUT DESIGN :

[*]

TAPEOUT :

[*]

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[*]

SW DESIGN :

[*]

DETAILED TASK DESCRIPTION

[*]
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[*]

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[*]

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4. Program Plan        (F)

4.1 Block Diagram


4.1.1 Chip set Block diagram


      The product proposed by DSP Group and APTEL will look like that:



                                    [ * ]


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     The [ * ] is capable of handling most of the control functions needed in the system.

     [ * ]

4.1.2 Detailed [ * ] block diagram


       THESE ARE THE FUNCTIONAL BLOCKS TO BE DEVELOPED:

     [ * ]




[ * ] Confidential Treatment Requested


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4.2 Gantt Chart

[ * ]



[ * ] Confidential Treatment Requested

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4.2 Manpower Loading Chart

[ * ]



[ * ] Confidential Treatment Requested


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5. THE MARKET       (G)


5.1 General         (G1)

     The basic need for this project arises from the poor allocation of frequencies for the [*], and the consequent low voice
     quality. New [     *     ] can operate in the [      *      ],
     and deliver much improved art voice performance.

     [*] solutions do not provide well [*].
     [           *                ]. However, today's [          *         ]
     solutions are expensive and are based on complex unintegrated designs. DSP Group - Aptel's solution is designed to meet the need for a low cost and
     integrated solution for [          *          ].


5.1.1 Market Needs

[ * ]

5.1.2 Similar Product lines of DSP Group and APTEL sold to this market

          DSP Group's TAD chips are currently being sold to vendors of [*] and are integrated in their current products as an add-on function to the [*]. The decision makers in these organizations are known to our marketing personnel, and related products can be promoted through the same channels.

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5.1.3 The Basis for this market need


[ * ]

          [ * ] sales are predicted to grow dramatically, and [ * ] market share is predicted to grow from [ * ] in 1995 to roughly [ * ] in year 1999.



[ * ]
[ * ]
   Note: The last row in the above table describes the target market of this project

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5.2 PRICE PERFORMANCE AND ASSOCIATED MANUFACTURING COSTS (G2)

     see chapter 10


5.2.1 FEATURES & PRICES

     see 5.1.3


5.2.2 PRODUCTION COST

     Based on previous experience in chip manufacturing and [*] pricing, we have assumed that our total manufacturing cost would be approximately [ * ] of our selling price.




5.2.3 COMPETITIVE PRICES

     [ * ] is the only vendor to provide a similar complete solution and it is currently sold at a very high price (over [ * ] for total solution).

     No other vendor offers a [ * ].



5.3 MARKETING ASPECTS    (G3)


5.3.1 WORLDWIDE MARKET

          Please refer to section 5.1.3.

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5.3.2 CURRENT MARKETING CHANNELS OF DSPG

     DSP Group sales offices in the USA, Israel Japan and Europe. The sales uses local distributors and representatives such as Tomen, KEC in Japan, DSP Technology in Korea, DSP Solutions in Hong Kong and DSP Applications in Taiwan. With this mixture of direct sales and distributors/reps, DSPG has built a very long, reliable list of world class customers including:


  JAPAN                EUROPE               SOUTH EAST ASIA      USA & CANADA
  -----                ------               ---------------      ------------

  Panasonic            Philips              Samsung              VTech

  Sharp                Siemens              Maxon                GE

  Sanyo                Alcatel              LG                   AT&T

  Sony                 Sagem                Hyundai              Bell South

  NEC                  Ascom

  Uniden               Matra



5.3.3 Market Growth Pattern

     Please refer to section 5.1.3.

5.3.4 Market Share and Number of units sold per Annum

          See section 1.3.3

5.3.5 Units Selling Price Graph

          See section 1.3.2


5.4 Regulatory Issues         (G4)

[ * ]

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5.5 Competition               (G5)


5.5.1 Current Players


     A few companies, most prominently [*] have recently announced [ * ] chip sets, which perform all [ * ] functions and integrate the [ * ] functions.

     Those solutions use a costly, complex design and thus are very expensive
     [ * ]. In addition, they do not include [ * ] such as those available from DSP Group.


     Other suppliers that have already entered the [ * ] include
     [ * ]. Other competitors targeting the
     same market and have partial solutions  include [ * ].


5.5.2 Competition Impact on DSP Group-APTEL Product


     Since the market share of [ * ] is still modest, we feel that other vendors interest in this market will help build and expand the market. Our design will have cost advantage and more attractive in features so that we should be very competitive in this market.


     As DSP Group represent over [ * ] of the total TAD chipset market, we have an effective distribution network at our disposal. This will be a remarkable benefit that will help us to play a significant role in that market.

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


6. COMMERCIALIZATION - PLANS AND PROSPECTS   (H)

     The project responsibilities will be shared between the companies as follows:

     APTEL will be responsible for the development of [ * ]






     DSP Group will lead the development of the [ * ]





6.1 Production                (H1)

     Production of [ * ] chips will be done by outside contractors (fabs). Similar, successful, production arrangements as used today.


     The [ * ] will be manufactured by sub-contractors, and/or licensed to OEMs.


6.2 Marketing Channels             (H2)


     DSP Group will market the products via its existing TAD channels. DSP Group has the largest market share (over [*]) of the digital TAD market and is recognized as the technology leader in this market.

[ * ]

     DSP Group has already contacted several of its major customers regarding the proposed DSP/APTEL solution and received a very positive response that indicates strong sales potential.


6.3 Current Distribution Network        (H3)


     Please refer to section 5.3.2.


6.4 Financial Resources            (H4)


     The accumulative cash-flow deficit that could reach as much as $[*] in the middle of [ * ], together with the participation of the BIRD foundation we are confident that DSPG will have sufficient internal resources to fund the project.

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     The non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP Group will allocate and hire additional people to develop the [ * ] chip. APTEL will invest in the development of the [ * ]. During commercialization, APTEL will receive from DSP Group a per unit [ * ] royalty for each unit sold.

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


7. COOPERATION AND BENEFITS   (I)


     The project responsibilities will be shared between the companies as follows:

     APTEL will be responsible for the development of [ * ].






     DSP Group will lead the development of the [ * ].



[ * ]

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8. ORGANIZATION AND MANAGEMENT PLAN     (J)


8.1 Procedures and Meetings             (J1)

     A WEEKLY PROJECT DEVELOPMENT TEAM has been set for every Wednesday at 16:00. All participating team members will be present. Meetings will take place either in the APTEL offices in Netanya or in DSP Group facilities in Givat Shmuel.

     A MONTHLY MARKETING MEETING has been set to take place in the California offices of DSP Group. The primary goal is to ensure that development is done according to the varying demands of potential customers. These meeting will always include discussions with one or more potential clients.

     PDRs and advance design reviews will take place as stated in the project gantt chart. We expect that customer inputs may influence the project specifications, time to market and overall chipset performance.


8.2 Project Organization Structure           (J2)

     In order to ensure that the development team will function as one, all the team leaders in both companies will report to the project manager for the full duration of the project development cycle.


8.3 Staff                               (J3)

     The Project will managed by the following individuals:

[ * ]
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

9. THE COMPANIES AND PROJECT PERSONNEL (K)

9.1 Companies' backgrounds, ownership, & Main Business


     Founded in 1986, DSP Group is a global leader in the development and marketing of high-performance, cost effective digital signal processing
     (DSP) solutions for the consumer telephone, computer telephony and personal computer industries. By combining three key technologies -- speech processing algorithms, telephony algorithms and digital signal processors -- the company has delivered a wide range of DSP based products to manufacturers of telephones, computers and consumer electronics.

     DSP Group pioneered low-power digital signal processing for telephone answering devices (TAD), which has become a major aspect of the company's business. In addition to the chips for the TAD market, DSP Group has recently introduced three new speech co-processors for the PC market. DSP Group also licenses its internally developed DSP cores (PineDSPCore-TM- and OakDSPCore-TM-) and the TrueSpeech compression algorithms to a variety of PC software, hardware and semiconductor manufacturers.


     History: [ * ]

     APTEL's [*] capabilities supplement the assets which DSP Group brings to this joint project, and facilitate the introduction of a [ * ].

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- -------------------------------------------------------------------------------
                           ISRAELI COMPANY                   US COMPANY
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
 COMPANY NAME                     APTEL LTD.                  DSP GROUP, INC.
- -------------------------------------------------------------------------------
 Year Established                    1993                            1987
- -------------------------------------------------------------------------------
 Revenues; Most recent      Has not started to sell                  $50 M
 fiscal year                          yet
- -------------------------------------------------------------------------------
 Increase/(decrease)                 N/A                             75%
 over previous year
- -------------------------------------------------------------------------------
 Number of employees                   15                             106
- -------------------------------------------------------------------------------
 Ownership                          Private                          Public
- -------------------------------------------------------------------------------
 Number of previous BIRD             None                              Two
 Projects
- -------------------------------------------------------------------------------

9.2 The Synergism of this project with the companies' activities


     Both DSP Group and APTEL have low cost, low power solutions. The combination of the DSP and VLSI expertise of the DSP Group coupled with [ * ] of APTEL, facilitates the introduction of an integrated solution with a very competitive low power, low cost offering for the [ * ] market. This fact will allow us to introduce integrated chip sets for prices lower by at least [ * ] compared to competition.



     DSP and APTEL intend to use some of their state-of-the-art technologies that are essential and strongly fit the proposed [ * ] product. These include the DSP cores, and the telephony and speech algorithms (such
     [ * ]) offered by DSP as well as the leading edge [ * ] technologies from APTEL.


9.3 Description of Previous BIRD Projects


     DSP Group has already completed several BIRD projects. The TAD component may be used in this project:

     1. DSP - based TAD                           / project #434

     2. Chipset for fax / speakerphone            / project # 475

     3.  Digital Hearing Aid                      / project # 384

     4. Digital Vox for HF Radio Communication    / project # 402

     5. DSP Based Speech Processing Modules       / project # 459
         for Cellular Telephones

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     APTEL was not involved in BIRD projects in the past. The company has informed the BIRD foundation of potential projects in the past, and meetings have been held with third parties.


     Individuals within APTEL management have worked before with the BIRD F. in their previous capacities and successfully defined and completed BIRD projects.

9.4 FINANCIAL RECORDS (ANNUAL REPORTS)

     AUDITED FINANCIAL STATEMENTS FOR DSP GROUP INC. AND APTEL LTD. WILL BE FOLLOWING SHORTLY.

9.5 KEY PERSONNEL (RESUME)


     APTEL

     MR. MENACHEM KENAN. General Manager

     Born:          1959
     Education:
          1987: M. Sc. Industrial Engineering, S.U.N.Y. New York.
          1985: B. Sc. in economics & Applied Math, and Statistics S.U.N.Y. 1978: Electronic Technician Computer and Communications, Israel
                Defense Forces.
          1977: Electronics Technician Diploma in Computers,
                Microprocessors, and Communications, School for Certified Technicians, Tel-Aviv.

     Experience:
          1995:          President of APPALL
          1993-1995:     Vice President for Business Development and
                         marketing, APTEL
          1992-1993:     Vice President for Marketing & Sales, Nice Systems
                         Group
          1987-1992:     Marketing Manager for Northern Europe, Africa, and
                         Pacific Rhn, RAD  data Communications.
          1985-1987:     M.I.S. Manager, Tadiran Electronics, Inc. (N.Y.)
          1982-1984:     Air Freight Coordinator, Burlington Air Freight. JFK
                         Airport, N.Y.
          1977-1982:     Communications Team Office, Israel Defense Forces

     Languages:
          Hebrew, English, Spanish

MR. OFER BAR-OR, Vice President of Engineering

     Born:          1965

     Education:
          1992: M. Sc. in Physics with Honors from Tel Aviv University, School of Physics and Astrophysics; Thesis Title: "a radiometric Method for Investigating Infra Rad Optical Fiber Properties"
          1986: B. Sc. in Physics and Mathematics with honors from Hebrew University School of Physics, Jerusalem
          1986: Graduate of "Talpiot", a special course offered by the Israel Defense Forces which combines academic studies and military service.

     Experience:
          1995:          Vice President of Engineering, APTEL
          1993-1995:     Software Manager, APTEL
          1990-1993:     Satellite Integration Group manager, Israel Aircraft
                         Industries, Space Department
          1986-1990:     A variety of engineering roles in electronics,
                         software, and satellite integration, Israel Aircraft
                         Industries, Space Department

     Languages:
          Hebrew, English

     MR. ARIEL GOLDSTEIN, Vice President of Marketing

     Born:     1954

     Education:
          1984: MBA in Marketing, Finance, and Management Policy, J.L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois, U.S.A.
          1979: Juries Doctorate, University of Chicago Low School, Chicago Illinois, U.S.A.
          1976: B.A. in Literature, Harvard University, Cambridge, Massachusetts, U.S.A.

     Experience:
          1995:          Vice President of Marketing, APTEL
          1993-1995:     Attorney, Jacob Katz & Co. Tel Aviv
          1992-1993:     Articled Legal Clerk
          1988-1992:     Immigration to Israel, Hebrew Language Studies,
                         religious studies
          1984-1988:     Strategic Planning Manager, Motorola Inc. Land Mobile
                         Communication Products, Schaumburg, Illinois, U.S.A.
          1980-1982:     Attorney, Isham, Lincoln & Beale, Chicago, Illinois.
                         U.S.A.

     Languages:
          English, Hebrew

     DSPG

     YUVAL COHEN Vice president of business Development

     Education:
          1989-1991:     MBA, Harvard Business School
          1985-1987:     B.Sc. Industrial engineering, Tel Aviv University

     Experience:
          1995-          Vice President of Licensing and Business
                         Development, DSP Group Inc.
          1993-1995:     Assistant to Sr. Vice President, Business Development,
                         Intel Corporation
          1992-1993:     Marketing Manager, Intel Corporation
          1991-1992:     Program Manager, Operations, KLA Instruments
          1987-1989:     Production Planning & Control, Scitex Corporation Ltd.
          1981-1985:     Company Commander, Artillery Corps, IDF

     SHIMON RAVIV Technical Marketing Support Manager Semiconductors
     Division.


     Born      1958

     EDUCATION

               1984: BSEE  from Ben-Gurion University, Beer Sheva, Israel.


     EXPERIENCE :

              1990 - 1996 DSP group - Semiconductors division.
              Since 9/95 - Current position marketing
               1992-1995 - Circuit group manager.
               1990-1992 - Participated in the start up of the Semiconductors division

               1987 - 1990  Digital Equipment - VLSI design center, Jerusalem,
                              Israel. Testing engineer and Chip Design

               1984 - 1987  El-Op - Electro Optics industry, Rehovot, Israel,
                              Laser Department

10. PROJECT BUDGET       (L)


10.1 Cash Flow:


                         CASH FLOW - SAMPLE CALCULATION
















                                    [ * ]
















[ * ] Confidential Treatment Requested

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10.2 Proposed Project Budget


                             PROPOSED PROJECT BUDGET
                                 DSP GROUP, INC.















                                      [ * ]
















[ * ] Confidential Treatment Requested

                             PROPOSED PROJECT BUDGET
                                   APTEL LTD.

                                      [ * ]

[ * ] Confidential Treatment Requested